UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Commission File No. 000-33295

MedicalCV, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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9725 South Robert Trail
Inver Grove Heights, Minnesota 55077

September 11, 2007

Dear Shareholder:

I am pleased to invite you to attend the annual meeting of shareholders of MedicalCV, Inc., to be held at the Radisson Hotel, 35 South Seventh Street, Minneapolis, Minnesota, on October 11, 2007, at 3:30 p.m. central time.

At the annual meeting you will be asked to vote for the election of directors, to approve an amendment to our Restated Articles of Incorporation that would increase the number of authorized shares, to approve an amendment to our Amended and Restated 2001 Equity Incentive Plan, to approve an amendment to our 2005 Director Stock Option Plan, and to ratify the appointment of our independent registered public accounting firm for the fiscal year ending April 30, 2008. The accompanying material contains the notice of annual meeting and proxy statement, which includes details regarding the matters to be acted upon at the annual meeting. Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

I hope you will be able to attend the annual meeting. Whether or not you are able to attend in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the annual meeting.

Sincerely,
MEDICALCV, INC.

Marc P. Flores
President and Chief Executive Officer

MedicalCV, Inc.
9725 South Robert Trail
Inver Grove Heights, Minnesota 55077

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 11, 2007

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of MedicalCV, Inc., a Minnesota corporation, will be held at the Radisson Hotel, 35 South Seventh Street, Minneapolis, Minnesota, on October 11, 2007, at 3:30 p.m. central time, for the following purposes, as more fully described in the accompanying proxy statement:

1.                To elect eight directors for the ensuing year and until their successors shall be elected and duly qualified;

2.                To consider and vote upon an amendment to Article 3 of our Restated Articles of Incorporation to increase the number of authorized shares from 25,000,000 to 50,000,000;

3.                To consider and vote upon a proposal to amend our Amended and Restated 2001 Equity Incentive Plan to increase the total number of shares for which awards may be granted from 600,000 to 1,400,000;

4.                To consider and vote upon a proposal to amend our 2005 Director Stock Option Plan to, among other things, increase the total number of shares for which awards may be granted from 100,000 to 300,000;

5.                To ratify the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2008; and

6.                To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on August 24, 2007, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,
MEDICALCV, INC.

Eric Podevels
Controller and Assistant Secretary
Inver Grove Heights, Minnesota
September 11, 2007

i

ii

MedicalCV, Inc.

9725 South Robert Trail
Inver Grove Heights, Minnesota 55077

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 11, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished by the board of directors of MedicalCV, Inc. and contains information relating to the annual meeting of our shareholders to be held on October 11, 2007, beginning at 3:30 p.m. central time, at the Radisson Hotel, 35 South Seventh Street, Minneapolis, Minnesota. This proxy statement and accompanying proxy card are being distributed on or about September 11, 2007.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will vote on the following items of business:

1.                The election of eight directors for the ensuing year and until their successors shall be elected and duly qualified;

2.                Approval of an amendment to our Restated Articles of Incorporation to increase the number of authorized shares from 25,000,000 to 50,000,000;

3.                Approval of an amendment to our Amended and Restated 2001 Equity Incentive Plan to increase the number of shares for which awards may be granted from 600,000 to 1,400,000;

4.                Approval of an amendment to our 2005 Director Stock Option Plan to, among other things, increase the number of shares for which awards may be granted from 100,000 to 300,000; and

5.                Ratification of the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm (“independent auditors”) for the fiscal year ending April 30, 2008.

You will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What are the board’s recommendations?

Our board of directors recommends that you vote:

•       FOR election of each of the nominees for director (see Proposal 1);

•       FOR approval of the amendment to our Restated Articles of Incorporation (see Proposal 2);

•       FOR approval of the amendment to our Amended and Restated 2001 Equity Incentive Plan (see Proposal 3);

•       FOR approval of the amendment to our 2005 Director Stock Option Plan (see Proposal 4); and

•       FOR ratification of the appointment of Lurie Besikof Lapidus & Company, LLP as our independent auditors for the fiscal year ending April 30, 2008 (see Proposal 5).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of August 24, 2007, the record date for the meeting, we had 9,839,724 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Shareholders do not have the right to cumulate votes in the election of directors.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.   If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holders or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.   If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to August 24, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 3:15 p.m. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the shareholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our assistant corporate secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our assistant corporate secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attention: Eric Podevels, Controller and Assistant Secretary, or hand-delivered to Mr. Podevels before the vote at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Election of Directors.   Assuming the presence of a quorum, the eight persons receiving the highest number of “FOR” votes will be elected as directors.

Other Items.   For each other item to be considered at the annual meeting, assuming the presence of a quorum, the affirmative vote of the majority of votes cast in person or by proxy on the matter (excluding broker non-votes) will be required for approval. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not have any effect on the outcome of the vote.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

In the election of directors, you may vote FOR each of the nominees, or your vote may be WITHHELD with respect to any or all of the nominees. For each other matter, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Each of your shares will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the nominees for director named in the proxy statement, FOR approval of the amendment to our Restated Articles of Incorporation, FOR approval of the amendment to our Amended and Restated 2001 Equity Incentive Plan, FOR approval of the amendment to our 2005 Director Stock Option Plan, and FOR ratification of the selection of independent auditors for the fiscal year ending April 30, 2008).

Who will count the proxy votes?

Votes will be counted by our transfer agent, Registrar and Transfer Company, which has been appointed to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the proxy holders, Marc P. Flores and Eric Podevels, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders may vote your proxy for another candidate nominated by our board of directors.

Who is paying for this proxy solicitation?

We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of August 24, 2007, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) each executive officer named in the summary compensation table below, and (d) all current executive officers and directors as a group. The percentage of beneficial ownership is based on 9,839,724 shares outstanding as of August 24, 2007. As indicated in the footnotes, shares issuable pursuant to warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted below, each person identified below has sole voting and investment power with respect to the listed shares and none of the listed shares has been pledged as security. Except as otherwise noted below, we know of no agreements among our shareholders that relate to voting or investment power with respect to our common stock. Unless otherwise indicated, the address for each listed shareholder is c/o MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Paul K. Miller	1,769,676	(2)	17.2%
MedCap Management & Research LLC	1,581,957	(3)	16.1%
SF Capital Partners, Ltd.	1,373,100	(4)	14.0%
Paul K. Miller Irrevocable Trust of 2005	1,139,226	(5)	11.6%
Whitebox Advisors, LLC	1,122,374	(6)	11.4%
Potomac Capital Management LLC	1,012,811	(7)	9.99%
Millennium Partners, L.P.	926,276	(8)	9.4%
MedCap Partners, L.P.	847,114	(3)	8.6%
MedCap Master Fund, L.P.	734,843	(3)	7.5%
MedCap Partners Offshore, Ltd.	734,843	(3)	7.5%
Perkins Capital Management, Inc.	708,280	(9)	7.1%
Peter L. Hauser	537,855	(10)	5.4%
Marc P. Flores	243,281	(11)	2.4%
Robert W. Clapp	52,367	(12)	*
Adam L. Berman	51,753	(13)	*
Larry G. Haimovitch	50,408	(14)	*
Susan L. Critzer	26,900	(15)	*
David B. Kaysen	21,400	(16)	*
J. Robert Paulson, Jr.	15,673	(16)	*
David A. Chazanovitz	2,500		*
Richard J. Faleschini	—		0%
All current directors and executive officers as a group (12 persons)	2,264,577	(17)	21.1%

                 * Represents less than one percent.

       (1) Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of August 24, 2007.

       (2) Represents (a) 146,758 shares, (b) 12,000 shares owned by Gracon Contracting Co., an entity over which Mr. Miller exercises control, (c) 16,400 shares purchasable upon the exercise of options, (d) 454,842 shares purchasable upon the exercise of warrants held by PKM Properties, LLC, an entity over which Mr. Miller exercises control, (e) 1,139,226 shares held by the Paul K. Miller Irrevocable Trust of 2005, of which Mr. Miller is the sole beneficiary, and (f) 450 shares owned by Mr. Miller’s spouse.

       (3) Based solely upon the Schedule 13G filed with the SEC on February 13, 2007. As set forth in the Schedule 13G, MedCap Management & Research LLC (“MMR”) as general partner and investment manager of MedCap Partners L.P. and MedCap Master Fund L.P. and investment manager of MedCap Partners Offshore, Ltd. and C. Fred Toney as managing member of MMR may be deemed to beneficially own the shares owned by MedCap Partners, MedCap Master Fund and MedCap Offshore in that they may be deemed to have the power to direct the voting or disposition of such shares. MedCap Partners is the beneficial owner of 847,114 shares. MedCap Master Fund is a master fund and it contains substantially all of the assets of a “feeder fund,” MedCap Offshore. MedCap Master Fund and MedCap Offshore are the beneficial owners of 734,843 shares. Neither the filing of the Schedule 13G nor any of its contents is deemed to constitute an admission that either MMR or Mr. Toney is, for any purpose, the beneficial owner of any securities to which the Schedule 13G relates, and MMR and Mr. Toney disclaim beneficial ownership as to the securities reported in the Schedule 13G, except to the extent of their respective pecuniary interests therein. The address of this shareholder is 500 Third Street, Suite 535, San Francisco, CA 94107.

       (4) Based solely upon the Schedule 13G filed with the SEC on February 14, 2007. As set forth in the Schedule 13G, Michael A. Roth and Brian J. Stark are the Managing Members of Stark Offshore Management LLC (“Stark Offshore”), which acts as investment manager and has sole power to direct the management of SF Capital Partners Ltd. Through Stark Offshore, Messrs. Roth and Stark possess voting and dispositive power over all of the shares to which the Schedule 13G relates. Messrs. Roth and Stark disclaim beneficial ownership of the shares. The address of this shareholder is c/o Stark Offshore Management, LLC, 3600 South Lake Drive, St. Francis, WI 53235.

       (5) The address of this shareholder is 606 24th Avenue South, Suite B12, Minneapolis, MN 55454.

       (6) Based solely upon information furnished to us by Whitebox Advisors, LLC on June 28, 2007. Represents (a) 343,845 shares held by Whitebox Hedged High Yield Partners, L.P. (“WHHYP”), (b) 320,922 shares held by Whitebox Intermarket Partners, L.P. (“WIP”), (c) 200,654 shares held by Pandora Select Partners (“PSP”), (d) 184,767 shares held by Whitebox Convertible Arbitrage Partners, L.P. (“WCAP”), (e) 56,590 shares held by GPC LIX, LLC, (f) 15,596 shares held by Guggenheim Portfolio Company XXXI, LLC, and (g) 1,500,000 shares purchasable by Whitebox Ready Ltd. upon the exercise of warrants. Whitebox Advisors, LLC (“Whitebox Advisors”) is the investment advisor for GPC LIX, LLC and Guggenheim Portfolio Company XXXI, LLC. Whitebox Advisors, the managing member of each of (i) Whitebox Hedged High Yield Advisors, LLC (“WHHYA”), (ii) Whitebox Intermarket Advisors, LLC (“WIA”), (iii) Pandora Select Advisors, LLC (“PSA”) and (iv) Whitebox Convertible Arbitrage Advisors, LLC (“WCAA”), has the power to direct the affairs of each of WHHYA, WIA, PSA and WCAA. WHHYA, WIA, PSA and WCAA manage accounts for the benefit of its respective clients WHHYP, WIP, PSP and WCAP. As a result of these relationships, Whitebox Advisors may be deemed to have indirect beneficial ownership of the shares of common stock beneficially owned by each of WHHYP, WIP, PSP, WCAP, GPC LIX, LLC and Guggenheim Portfolio Company XXXI, LLC. Whitebox Advisors also may be deemed to have indirect beneficial ownership of the shares of common stock beneficially owned by Whitebox Ready Ltd. The exercise of the warrants held by Whitebox Ready Ltd. is limited so that no holder of such warrants may beneficially own (with such holder’s affiliates) more 9.99% of our then-outstanding common stock (the “9.99% limitation”). The 9.99% limitation may not be waived. Because Whitebox

Advisors and its affiliates beneficially own more than 10 percent of our common stock independent of the 9.99% limitation contained in the warrant held by Whitebox Ready Ltd., such warrant is not presently exercisable for any shares. The share number reported in the table for Whitebox Advisors above represents the maximum number of shares of common stock that Whitebox Advisors owns given that such warrant may not presently be exercised. In the absence of the 9.99% limitation, Whitebox Advisors would beneficially own 2,622,374 shares of our common stock, representing approximately 23.1 percent of the class, and Whitebox Ready Ltd. would appear in the table above as the beneficial owner of 1,500,000 shares of our common stock, representing approximately 13.2 percent of the class. The address of this shareholder is 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416.

       (7) Potomac Capital Partners LP is a private investment partnership formed under the laws of the State of Delaware. Potomac Capital Management LLC (“PCMLLC”) is the general partner of Potomac Capital Partners LP. Paul J. Solit is the managing member of PCMLLC. Potomac Capital International Ltd., is an international business company formed under the laws of the British Virgin Islands. Potomac Capital Management Inc. (“PCMINC”) is the investment manager of Potomac Capital International Ltd. Mr. Solit is the president and sole owner of PCMINC, and a director of Potomac Capital International Ltd. Pleiades Investment Partners-R, LP is a private investment partnership formed under the laws of the State of Delaware. PCMINC is the Investment Manager of a managed account of Pleiades Investment Partners-R, LP. PCMLLC, PCMINC and Mr. Solit beneficially own 1,117,855 shares consisting of 714,286 shares of common stock and 403,569 shares purchasable upon the exercise of warrants. However, the exercise of certain warrants indirectly owned by PCMLLC is limited so that no holder of such warrants may beneficially own (with such holder’s affiliates) more 9.99% of our then-outstanding common stock. The 9.99% limitation may not be waived. Because PCMLLC would beneficially own more than 10 percent of our common stock but for the 9.99% limitation, it is presently deemed to beneficially own warrants for the purchase of 298,525 shares (based on the number of shares of common stock outstanding and accounting for the shares resulting from such exercise). The share number reported in the table above represents the maximum number of shares of common stock that PCMLLC owns given that the exercisability of certain of its warrants is limited. In the absence of the 9.99% limitation, PCMLLC would beneficially own 1,117,855 shares of our common stock, representing approximately 10.9 percent of the class. The address of this shareholder is 825 Third Avenue, 33rd Floor, New York, NY 10022.

       (8) The managing partner of Millennium Partners, L.P., a Cayman Islands exempted limited partnership (“Millennium Partners”), is Millennium Management, L.L.C., a Delaware limited liability company (“Millennium Management”), and consequently may be deemed to have voting control and investment discretion over securities owned by Millennium Partners. Israel A. Englander is the managing member of Millennium Management. As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management. The foregoing should not be construed in and of itself as an admission by either of Millennium Management or Mr. Englander as to beneficial ownership of the shares owned by Millennium Partners. Millennium Partners is a limited partner of Millenco, L.L.C., a Delaware limited liability company (“Millenco”). Millenco is a broker-dealer and a member of the American Stock Exchange. The address of this shareholder is c/o Millennium Management, L.L.C., 666 Fifth Avenue, 8th Floor, New York, NY 10103.

       (9) Based solely upon the Schedule 13G filed with the SEC on January 12, 2007. The Schedule 13G reports that these shares represent 595,552 common equivalents and 108,731 shares purchasable upon the exercise of warrants. Perkins Capital Management, LLC reports sole voting power over 194,482 shares and sole dispositive power over 704,283 shares. Anti-dilution adjustments in connection with our April and June 2007 secured note transactions have increased the number of shares purchasable upon exercise of the foregoing warrants to 112,728 shares. This updated count is reflected in the number reported in the above table. The address of this shareholder is 730 East Lake Street, Wayzata, MN 55391.

(10) Represents (a) 386,907 shares, (b) 16,740 shares held by Mr. Hauser’s IRA, and (c) 134,208 shares purchasable upon the exercise of warrants. The address of this shareholder is 16913 Kings Court, Lakeville, MN 55044.

(11) Represents (a) 3,000 shares and (b) 240,281 shares purchasable upon the exercise of options.

(12) Represents (a) 1,000 shares, (b) 51,367 shares purchasable upon the exercise of options.

(13) Represents (a) 1,250 shares, (b) 50,503 shares purchasable upon the exercise of options.

(14) Represents (a) 34,735 shares held by The Larry Haimovitch 2000 Separate Property Revocable Trust and (b) 15,673 shares purchasable upon the exercise of options.

(15) Represents (a) 5,500 shares and (b) 21,400 shares purchasable upon the exercise of options.

(16) Represents shares purchasable upon the exercise of options.

(17) Represents (a) 1,346,419 shares, (b) 454,842 shares purchasable upon the exercise of warrants, and (c) 463,316 shares purchasable upon the exercise of options.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Eight persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no family relationships between any director or officer.

Required Vote

The eight nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote “FOR” the nominees listed below.

Name	Age	Principal Occupation	Position with MedicalCV	Director Since
Susan L. Critzer(1)(3)	51	Retired Chief Executive Officer and Chief Financial Officer of Restore Medical, Inc.	Chairperson of the Board	2002
Marc P. Flores	42	President, Chief Executive Officer and Director of MedicalCV, Inc.	President, Chief Executive Officer and Director	2004
David A. Chazanovitz(2)	56	Executive Consultant	Director	2007
Richard J. Faleschini	60	President and Chief Executive Officer of BioSphere Medical, Inc.	Director	2007
Larry G. Haimovitch(2)(3)	60	President of Haimovitch Medical Technology Consultants	Director	2005
David B. Kaysen(1)(2)	58	President, Chief Executive Officer and Director of Uroplasty, Inc.	Director	2002
Paul K. Miller	84	Private Investor	Director	1994
J. Robert Paulson, Jr.(1)	50	President, Chief Executive Officer and Director of Restore Medical, Inc.	Director	2005

(1)          Member of the audit committee.

(2)          Member of the compensation committee.

(3)          Member of the corporate governance and nominating committee.

Business Experience

Susan L. Critzer, who has been Chairperson of the Board since September 2005 and one of our directors since August 2002, has over 25 years of industry experience in general management, operations and product development. Ms. Critzer served as Chief Executive Officer and Chief Financial Officer of Restore Medical, Inc., a company focused on developing and marketing products for the ear, nose and throat field, from June 2002 to April 2005. From January 2001 to June 2002, Ms. Critzer served as Chief

Operating Officer of Venturi Development Group, the business incubator focused on seed level medical device opportunities which founded Restore Medical. Prior to joining Venturi, Ms. Critzer served as President and Chief Executive Officer and Acting Chief Financial Officer of Integ Incorporated, a publicly held development stage glucose monitoring company from 1998 until it was acquired by Inverness Medical in early 2001. She joined Integ in 1995 as Vice President, Operations. Before joining Integ, Ms. Critzer served in various management roles at the Davis + Geck Division of American Cyanamid Corp., and the Deseret Medical Division of Becton-Dickinson Corp. Ms. Critzer began her career with General Motors Corporation where she spent 13 years in a variety of engineering and management positions, including managing a $200 million truck front suspension plant in Detroit. Ms. Critzer serves on the Board of Governors and is a 3M Fellow at the University of St. Thomas School of Engineering in St. Paul, Minnesota.

Marc P. Flores became our President, Chief Executive Officer and one of our directors in August 2004. Mr. Flores served as Vice President of Sales & Marketing of Coalescent Surgical, Inc., a company focused on developing advanced technology for blood vessel anastomoses, from March 2000 to August 2004. Prior to joining Coalescent, Mr. Flores was Western Regional Manager of Sales for CardioThoracic Systems, Inc. from June 1997 to March 2000. Before joining CardioThoracic Systems, he held a variety of management and sales positions with Boston Scientific Corporation, GE Medical Systems and Xerox Corporation.

David A. Chazanovitz, one of our directors since January 2007, is an executive consultant who served as Chief Executive Officer of Cambridge Heart, Inc. from  February 2001 through October 2006 and as the President and a director of Cambridge Heart from October 2000 through October 2006, including service as Chairman from July 2004 to October 2006. Cambridge Heart is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease, including the use of technology to identify those at risk of sudden cardiac death. From July 1998 to September 2000, Mr. Chazanovitz served as the President of the Neurosciences Division of NMT Medical Inc., a medical device firm. From June 1996 to July 1998, Mr. Chazanovitz served as the President of the Septal Repair Division of NMT, following the merger of Innerventions, Inc. with NMT. Mr. Chazanovitz was a founder in 1995 of Innerventions, a developer of septal repair devices. Mr. Chazanovitz also previously served as the President of several divisions of C.R. Bard, Inc., a medical products firm, including Bard Ventures, Bard Electrophysiology and USCI Angiography. Mr. Chazanovitz currently serves as a director of INOVISE Medical, Inc., an emerging growth medical device firm specializing in the combined use of ECG and acoustic cardiography to diagnose conditions of the heart.

Richard J. Faleschini, one of our directors since January 2007, has served as President and Chief Executive Officer of BioSphere Medical, Inc. since November 2004 and as a director of BioSphere Medical since March 2005. BioSphere Medical develops, manufactures and markets products for medical applications using embolotherapy techniques. Embolotherapy is the therapeutic introduction of various substances into a patient’s circulatory system to occlude blood vessels, either to arrest or prevent hemorrhaging or to devitalize a structure or organ by occluding its blood supply. Prior to joining BioSphere Medical, Mr. Faleschini served from 2003 to 2004 as Vice President and General Manager of American Medical Systems Gynecology, a business unit of American Medical Systems Holdings, Inc., a supplier of medical devices to physicians specializing in the treatment of urological and gynecological disorders. From 1999 to 2003, Mr. Faleschini served as Vice President, Marketing and Sales at American Medical Systems Holdings, Inc.

Larry G. Haimovitch, one of our directors since August 2005, serves as President of Haimovitch Medical Technology Consultants, a San Francisco-based health care consulting firm he formed in 1990. His firm, whose current area of emphasis includes minimally invasive surgical technologies, specializes in the analysis of the medical device industry with emphasis on the current trends and future outlook for emerging medical technology.  Mr. Haimovitch currently serves as a director of Fralex Therapeutics Inc., a publicly held company that is developing a device to treat fibromyalgia.

David B. Kaysen, one of our directors since August 2002, serves as President, Chief Executive Officer and a director of Uroplasty, Inc., a developer, manufacturer and marketer of products primarily for the treatment of urinary and fecal incontinence and overactive bladder symptoms. Mr. Kaysen served as President and Chief Executive Officer of Advanced Duplication Services LLC, a privately held duplicator/replicator of CDs and DVDs, from July 2005 until May 2006. From December 2002 through July 2005, Mr. Kaysen served as President, Chief Executive Officer and a director of Diametrics Medical, Inc., a company that develops, manufactures and commercializes blood and tissue analysis systems that provide diagnostic results at the point of patient care. Mr. Kaysen has more than 25 years of executive management and sales and marketing experience in the medical products and services industry, most recently serving 10 years as President, Chief Executive Officer and a director of Rehabilicare Inc. (now Compex Technologies, Inc.), a manufacturer and marketer of home electrotherapy equipment for the physical therapy, rehabilitation, occupational and sports medicine markets. From 1988 to 1989, Mr. Kaysen served as President, Chief Executive Officer and a director of Surgidyne, Inc. (now Sterion, Inc.). Mr. Kaysen has also held senior management positions in sales and marketing at several medical product and services companies, including Redline Healthcare, American Hospital Supply Corporation, Emeritus Corporation and Lectec/NDM Corporation.

Paul K. Miller, one our directors since August 1994, served as President of Acton Construction Management Company, a real estate management company, from 1980 to 2004. Mr. Miller has, over the course of his business career, been the President and majority shareholder of various companies with offices in Minnesota and Texas that have been engaged in the construction of municipal wastewater projects throughout the central U.S. and in the acquisition and management of real estate investments. He is a significant investor and director of a number of development stage companies and has served as a bondholders’ representative on the creditors’ committees of several publicly held companies.

J. Robert Paulson, Jr., one of our directors since August 2005, has served as President, Chief Executive Officer and a director of Restore Medical, Inc., a company focused on developing and marketing products for the ear, nose and throat field, since April 2005. Prior to joining Restore Medical, Mr. Paulson served as Chief Financial Officer and Vice President of Marketing for Endocardial Solutions, Inc. from August 2002 until March 2005. From 2001 to June of 2002, Mr. Paulson was the Sr. Vice President and General Manager of the Auditory Division of Advanced Bionics Corporation, and between 1995 and 2001, Mr. Paulson served in various capacities at Medtronic, Inc., including Vice President and General Manager of the Surgical Navigation Technologies business unit; Vice President of Corporate Strategy and Planning; and Director of Corporate Development. From 1988 to 1995, Mr. Paulson held various marketing, business development and in-house counsel positions at General Mills, Inc., and prior to that practiced law at the Minneapolis firm of Lindquist & Vennum. Mr. Paulson has served on the board of directors of Vascular Solutions, Inc. since May 2005.

OUR BOARD OF DIRECTORS AND COMMITTEES

Overview

The board of directors represents the interests of our shareholders as a whole and is responsible for directing the management of our business and affairs, as provided by Minnesota law. The board of directors held 16 meetings during our last fiscal year. In addition to meetings of the full board, directors also attended committee meetings. Each of the then incumbent directors attended at least 75 percent of the meetings of the board and of those committees on which he or she served.

Our board is comprised of a majority of “independent directors” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, which would apply if our securities were listed on NASDAQ. The independent directors are identified by name in the “Independent Directors” column of the chart that appears below within the subsection captioned “Committees.”  Our board determined that the financing and lease transaction with PKM Properties, LLC, an entity controlled by Paul K. Miller, one of our directors and one of the largest beneficial owners of our securities, described below under the caption “Certain Relationships and Related Transactions” did not prevent it from reaching a determination that Mr. Miller is independent. Marc P. Flores, our President and Chief Executive Officer, is not an independent director. Lawrence L. Horsch, who served as one of our directors through October 2006, was an independent director.

The independent members of the board meet in executive session at each regular meeting of the board, with no members of management present.

We have adopted a Code of Ethics that is applicable to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and directors. Our Code of Ethics satisfies the requirements of Item 406(b) of Regulation S-B and NASDAQ Marketplace Rules that would apply if our securities were listed on NASDAQ. Our Code of Ethics is posted on our website at www.medcvinc.com and is available in print upon written request to MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attn: Eric Podevels, Controller and Assistant Secretary. We intend to disclose any amendment to or waiver from a provision of our Code of Ethics that requires disclosure on our website at www.medcvinc.com.

Committees

The board of directors has an audit committee, a compensation committee and a corporate governance and nominating committee. Each committee consists solely of members who are “independent” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, which would apply if our securities were listed on NASDAQ. Further information regarding the independence of our directors for service on our board’s committees appears in the committee discussions below. The following table shows the current membership of the committees and identifies our independent directors:

Name	Audit	Compensation	Corporate Governance and Nominating	Independent Directors
Susan L. Critzer	X		X	X
David A. Chazanovitz		X		X
Richard J. Faleschini				X
Marc. P. Flores
Larry G. Haimovitch		X	X	X
David B. Kaysen	X	X		X
Paul K. Miller				X
J. Robert Paulson, Jr.	X			X
Lawrence L. Horsch*				X

*                    Mr. Horsch served as a director through October 2006.

Each of the audit committee, compensation committee, and corporate governance and nominating committee has adopted and operates under a written charter. Each committee regularly reviews and makes recommendations to the board about changes to its charter. Current copies of the committee charters may be found on our website at www.medcvinc.com and are available in print upon written request to

MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attn: Eric Podevels, Controller and Assistant Secretary.

The audit committee meets throughout the year with regularly scheduled meetings. Additional meetings, either by phone or in person, are called when deemed necessary or desirable. The compensation committee and the corporate governance and nominating committee meet as needed. The chairperson of each committee, with the advice and consultation of management and the committee’s outside advisors, if any, sets the committee’s calendar and the agenda for each meeting. The committee receives materials related to the topics on the agenda prior to each meeting.

Audit Committee Matters

Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the audit committee are Ms. Critzer and Messrs. Kaysen and Paulson. Mr. Paulson is the chairman of the audit committee.

Under NASDAQ Marketplace Rules that would apply if our securities were listed on NASDAQ, each member of our audit committee would be required to (i) be independent as defined under NASDAQ Marketplace Rule 4200(a)(15); (ii) meet the criteria for independence as set forth in Rule 10A-3(b)(1) under the Exchange Act; (iii) not have participated in the preparation of the financial statements of the company or any current subsidiary of the company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Our board of directors has determined that each member of our audit committee would meet these requirements.

In addition, NASDAQ rules would require at least one member of our audit committee to have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Our board of directors has determined that each member of our audit committee would meet this requirement.

Our board of directors has determined that each member of our audit committee is an “audit committee financial expert” as such term is defined by Item 407(d)(5) of Regulation S-B.

The audit committee assists the board of directors in fulfilling its oversight responsibilities by (a) overseeing the accounting and financial reporting processes of the company and the audits of the company’s financial statements; (b) taking, or recommending that the board of directors of the company take, appropriate action to oversee the qualifications, independence and performance of the company’s independent auditors; and (c) preparing the report required by the rules of the SEC to be included in the company’s annual proxy statement. The audit committee met four times during our last fiscal year.

Audit Committee Report

During our fiscal year ended April 30, 2007, the audit committee:

•       reviewed and discussed the audited financial statements with respect to the year ended April 30, 2007 with management;

•       discussed with Lurie Besikof Lapidus & Company, LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•       received the written disclosures and the letter from Lurie Besikof Lapidus & Company, LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public

Company Accounting Oversight Board in Rule 3600T, and discussed with Lurie Besikof Lapidus & Company, LLP its independence.

Based upon the above-referenced review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended April 30, 2007 for filing with the SEC.

/s/ J. Robert Paulson, Jr., Chairman
/s/ Susan L. Critzer
/s/ David B. Kaysen
The Audit Committee

Compensation Committee Matters

The members of our compensation committee are Messrs. Chazanovitz, Haimovitch, and Kaysen. Each member of our compensation committee is “independent” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, which would apply if our securities were listed on NASDAQ, is a “non-employee director” as defined by the SEC, and is an “outside director” as defined by the IRS.

The compensation committee’s primary purpose is to discharge the board’s responsibilities relating to compensation of the company’s executives, to produce a report on executive compensation for inclusion in our company’s annual proxy statement, and to oversee and advise the board on the adoption of policies that govern our company’s compensation programs, including stock and benefit plans.

Compensation Committee Procedures

The compensation committee’s specific duties and responsibilities are to:

•       Review the competitiveness of our company’s executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve our company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of our company’s shareholders.

•       Review trends in management compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans.

•       Review and approve the compensation structure for corporate officers at the level of corporate vice president and above.

•       Oversee an evaluation of the performance of the company’s executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers.

•       Review and approve Chief Executive Officer goals and objectives, evaluate Chief Executive Officer performance in light of these corporate objectives, and set Chief Executive Officer compensation consistent with company philosophy. The Chief Executive Officer may not be present during deliberations or voting concerning the Chief Executive Officer’s compensation.

•       Review and approve termination packages for corporate officers.

•       Review and discuss with the board and senior corporate officers plans for officer development and corporate succession plans for the chief executive officer and other senior corporate officers.

•       Review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans. Except as otherwise delegated by the board, the compensation committee will act on behalf of the board as the “committee” established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the compensation committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.

•       Review periodic reports from management on matters relating to our company’s personnel appointments and practices.

•       Produce an annual report of the compensation committee on executive compensation for our company’s annual proxy statement in compliance with applicable SEC rules and regulations and relevant listing authority.

•       Regularly review and make recommendations about changes to the charter of the compensation committee.

•       Obtain or perform evaluations of the compensation committee’s performance and make applicable recommendations.

The compensation committee met twice during our last fiscal year. The compensation committee also took action by written consent once to approve the authorization of the Chief Executive Officer to grant a limited number of stock options to non-executive officers under our Amended and Restated 2001 Equity Incentive Plan.

The compensation committee has the resources and authority necessary to discharge its duties and responsibilities. The compensation committee has sole authority to retain and terminate its outside counsel, compensation consultants retained to assist the committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. Any communications between the compensation committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of our company and the committee will take all necessary steps to preserve the privileged nature of those communications.

Our Chief Executive Officer assists the committee from time to time by advising on a variety of compensation matters as it relates to other executive officers. For example, Mr. Flores assists with the determination of eligibility for salary increases and awards of bonuses, the negotiation of employment agreements, and the analysis of achievement of relevant performance metrics. Mr. Flores also assists the committee by identifying employees eligible for equity awards.

Corporate Governance and Nominating Committee Matters

The members of the corporate governance and nominating committee are Ms. Critzer and Mr. Haimovitch. Each member of our corporate governance and nominating committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, which would apply if our securities were listed on NASDAQ.

The corporate governance and nominating committee (a) monitors the implementation, operation and adequacy of our corporate governance guidelines and makes recommendations to the board of directors with respect to appropriate modifications, (b) prepares and supervises the implementation of the board’s annual reviews of director independence and board performance, (c) oversees the board’s processes for evaluation of our management and makes recommendations to the board with respect to such processes, (d) identifies, reviews and evaluates candidates for election as director and recommends to the board nominees, (e) advises the board with respect to such other matters relating to the governance of the company as the committee may from time to time approve, and (f) carries out such other tasks as the board may from time to time delegate to the committee for action consistent with the committee’s charter. The corporate governance and nominating committee met twice during our last fiscal year.

Corporate Governance and Nominating Committee Procedures

The corporate governance and nominating committee identifies, reviews and evaluates candidates for election as director who meet the standards set forth in our company’s corporate governance guidelines. The committee does not evaluate proposed nominees differently depending upon who has made the recommendation; however, the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of our company. The committee has not to date paid any third party a fee to assist in the nomination process.

Upon recommendation of the corporate governance and nominating committee, the board most recently appointed Messrs. Chazanovitz and Faleschini as directors in January 2007. Messrs. Chazanovitz and Faleschini were brought to the attention of the committee by two of our non-management directors.

The corporate governance and nominating committee may consider nominees suggested by directors, management and shareholders. It is the committee’s view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom. However, prior to nominating an existing director for re-election to the board, the committee will consider and review an existing director’s qualifications and performance. Where there is no qualified and available incumbent, or where there is a vacancy or a desire to increase the size of the board, the committee will identify and evaluate new candidates. The committee will solicit recommendations for nominees from persons that it believes are likely to be familiar with qualified candidates. These persons may include members of the board and management. The committee may also determine to engage a professional search firm. Based upon all available information, the committee recommends to the board candidates who, in its view, are most suited for board membership.

In making its selections, the corporate governance and nominating committee will also evaluate candidates proposed by shareholders. The committee may choose not to consider an unsolicited recommendation if no vacancy exists and the committee does not perceive a need to increase the size of the board. The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholder Nomination Procedures

To submit a recommendation of a director candidate to the corporate governance and nominating committee, a shareholder must submit the following information in writing, addressed to the Chairperson of the Committee, care of the Controller and Assistant Secretary, at the principal executive office of MedicalCV, Inc.:

(1)         The name of the person recommended as a director candidate;

(2)         All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;

(3)         The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4)         As to the shareholder making the recommendation, the name and address, as they appear on the books of MedicalCV, Inc., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the common stock; and

(5)         A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the annual meeting of shareholders, the recommendation must be received by the committee as provided under “Shareholder Proposals for 2008 Annual Meeting.”

Minimum Qualifications

The committee believes that the members of the board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of management, and monitor adherence to principles of sound corporate governance. It is therefore the policy of the committee that all persons nominated to serve as a director of our company should possess the following minimum qualifications: personal integrity and ethical character; absence of conflicts of interest; fair and equal representation of our company’s constituencies; demonstrated achievement in one or more fields; ability to function effectively in an oversight role; business understanding; and availability.

In approving candidates, the committee will also assure that: at least a majority of the directors are independent; as many as possible of the directors satisfy the financial literacy requirements for service on the audit committee; at least one of the directors qualifies as an “audit committee financial expert;” at least some of the independent directors have experience as senior executives of a public or substantial private company; and at least some of the independent directors have general familiarity with our company’s industry.

Further, the committee will seek to promote through the nomination process an appropriate diversity on the board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

Communications with Board Members

Our board of directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors. All communications should be addressed to MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attention: Eric Podevels, Controller and Assistant Secretary. Communications to individual directors may also be made to such director at our company’s address. All communications sent to a member of the audit committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the board in the care of the Controller and Assistant Secretary will be reviewed by him to ensure that such communications relate to the business of the company before being reviewed by the board.

Board Member Attendance at Annual Meetings

All of our directors are expected to attend the annual meeting of shareholders. We generally hold a board meeting coincident with the shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting. All directors then in office attended the 2006 annual meeting of shareholders, except that Mr. Kaysen was unable to attend.

NON-EMPLOYEE DIRECTOR COMPENSATION

Director Compensation

The following table sets forth the compensation of our non-employee directors for fiscal year 2007, including Mr. Horsch who resigned from our board effective October 2006. Directors who are employees of our company receive no fees for their services as director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(a)	Total ($)
Susan L. Critzer	29,500	65,574	95,074
David A. Chazanovitz	3,333	6,227	9,560
Richard J. Faleschini	2,917	6,227	9,144
Larry G. Haimovitch	9,500	66,900	76,400
David B. Kaysen	10,000	65,574	75,574
Paul K. Miller	8,000	65,574	73,574
J. Robert Paulson, Jr.	11,000	66,900	77,900
Lawrence L. Horsch	3,000	56,737	59,737

(a)           Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended April 30, 2007 in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions. For information concerning the assumptions made in the valuation of awards, see Note 7 of our financial statements for the fiscal year ended April 30, 2007.

Our non-employee directors, including Mr. Horsch who resigned from our board effective October 2006, held the following unexercised options at fiscal year end 2007:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Susan L. Critzer	—	5,000	4.05	10/19/2016
	5,000	—	10.50	5/10/2016
	5,000	—	7.40	9/22/2015
	5,000	—	10.00	3/21/2015
	700	—	13.50	8/22/2009
	700	—	12.60	8/22/2008
	700	—	7.60	8/22/2007
David A. Chazanovitz	—	5,000	3.00	1/15/2017
	—	3,750	3.00	1/15/2017
Richard J. Faleschini	—	5,000	3.00	1/15/2017
	—	3,750	3.00	1/15/2017
Larry G. Haimovitch	—	5,000	4.05	10/19/2016
	5,000	—	10.50	5/10/2016
	5,000	—	7.40	9/22/2015
	673	—	8.00	8/3/2015
David B. Kaysen	—	5,000	4.05	10/19/2016
	5,000	—	10.50	5/10/2016
	5,000	—	7.40	9/22/2015

	5,000	—	10.00	3/21/2015
	700	—	13.50	8/22/2009
	700	—	12.60	8/22/2008
	700	—	7.60	8/22/2007
Paul K. Miller	—	5,000	4.05	10/19/2016
	5,000	—	10.50	5/10/2016
	5,000	—	7.40	9/22/2015
	700	—	13.50	8/15/2009
	700	—	13.10	8/15/2008
	700	—	8.30	8/15/2007
J. Robert Paulson, Jr.	—	5,000	4.05	10/19/2016
	5,000	—	10.50	5/10/2016
	5,000	—	7.40	9/22/2015
	673	—	8.00	8/3/2015
Lawrence L. Horsch	5,000	—	7.40	9/22/2015
	6,666	—	7.00	8/19/2013
	900	—	5.10	2/18/2008

Fees Earned or Paid in Cash

Pursuant to our Non-Employee Director Compensation Policy, effective July 1, 2007, our non-employee directors receive the following annual cash compensation:

Board Member (other than Board Chair)	$10,000
Board Chair	$24,000
Audit Committee Member (other than Audit Committee Chair)	$1,500
Audit Committee Chair	$4,000
Compensation Committee Member (other than Compensation Committee Chair)	$1,000
Compensation Committee Chair	$1,500
Corporate Governance and Nominating Committee Member (other than Corporate Governance and Nominating Committee Chair)	$1,000
Corporate Governance and Nominating Committee Chair	$1,500
Board Meeting Fee (in person)	$1,500
Board Meeting Fee (telephonic)	$500
Committee Meeting Fee (in person)	$500
Committee Meeting Fee (telephonic)	$500

In June 2007, the compensation committee approved a one-time compensation award to Susan L. Critzer, our Chairperson, for her contributions to our company. The cash element of such award was the payment of a $10,000 bonus.

Equity Awards

Our non-employee directors also receive equity-based compensation for their service on our board. In particular, each non-employee director who is elected to the board other than at an annual meeting of shareholders automatically receives a ten-year option to purchase 5,000 shares of common stock. Such option (1) has a per share exercise price equal to the fair market value of one share of common stock on the date of grant, (2) becomes exercisable on the first anniversary of the date of grant, and (3) is granted pursuant to the terms and conditions of the Amended and Restated 2001 Equity Incentive Plan. The date of grant is the date of election of such person to the board. Effective August 16. 2007, the board determined to discontinue the practice of granting option awards under the Amended and Restated 2001 Equity Incentive Plan to new directors joining the board other than at an annual meeting of shareholders.

The foregoing option awards were in addition to the awards automatically granted pursuant to Section 5(b) of the 2005 Director Stock Option Plan. Under that plan, each year, as of the date of the annual meeting of shareholders, each non-employee director who has been elected or reelected or who is continuing as a member of the board as of the adjournment of the annual meeting, automatically receives an option award in the amount of 5,000 shares. In addition, each non-employee director who is elected to the board other than at an annual meeting of shareholders automatically receives an initial option award. The number of shares covered by such initial award is the nearest whole number, rounded down, equal to (a) 5,000 shares multiplied by (b) the quotient obtained by dividing (1) the number of whole weeks between the date of such person’s election of the board and the scheduled date of the next annual meeting of shareholders and (2) 52 weeks. The date of such initial award is the date of election of such person to the board. Subject to shareholder approval of Proposal No. 4, commencing at the 2007 annual meeting of shareholders, the above-referenced automatic annual option award will be increased from an option for the purchase of 5,000 shares to an option for the purchase of 10,000 shares, and the above-referenced initial pro-rated option award will be replaced (on a go-forward basis only) with an option award for the purchase of 10,000 shares.

The initial awards and the annual grants have ten-year terms and vest 100 percent on the first anniversary of the date of grant. The vesting of such options accelerates in the event of a change of control of our company.

In addition to the above-described option grants, in May 2006, our board awarded non-qualified stock options for the purchase of 5,000 shares of common stock to each of Susan L. Critzer, Larry G. Haimovitch, Lawrence L. Horsch, David B. Kaysen, Paul K. Miller and J. Robert Paulson, Jr. The foregoing options were issued to each of our non-employee directors under our Amended and Restated 2001 Equity Incentive Plan. Such options vested immediately. They are exercisable at $10.50 per share. These options expire on May 10, 2016. Due to Mr. Horsch’s resignation from the board, his option expired on January 19, 2007 unexercised.

In June 2007, the compensation committee approved a one-time compensation award to Susan L. Critzer, our Chairperson, for her contributions to our company. The equity-based element of such award was the issuance of an immediately vested restricted stock award for 2,500 shares of common stock under our Amended and Restated 2001 Equity Incentive Plan. Since this award was made after the fiscal year ended April 30, 2007, it is not reflected in the Non-Employee Director Compensation table above.

In August 2007, our board awarded non-qualified stock options for the purchase of 5,000 shares of common stock to each of David A. Chazanovitz and Richard J. Faleschini. The foregoing options were issued to these non-employee directors under our Amended and Restated 2001 Equity Incentive Plan. Such options vest in full on the first anniversary of the date of grant. They are exercisable at $2.70 per share and expire on August 16, 2017.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our principal executive officer and our other two most highly compensated executive officers (the “Named Executive Officers”) for the fiscal year ended April 30, 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
Marc P. Flores	2007	245,575	—	828,148	80,902	16,549	1,171,174
President and Chief Executive Officer
Adam L. Berman	2007	185,500	30,000	173,044	—	16,170	404,714
Vice President, Research and Development
Robert W. Clapp	2007	182,000	20,000	184,983	—	6,042	393,025
Vice President, Operations

(a)           Effective July 1, 2007, the annual base salaries of our Named Executive Officers were reset as follows: Mr. Flores ($260,670), Mr. Berman ($196,630) and Mr. Clapp ($191,100).

(b)          Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended April 30, 2007 in accordance with FAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions. For information concerning the assumptions made in the valuation of awards, see Note 7 of our financial statements for the fiscal year ended April 30, 2007.

On June 27, 2007, the compensation committee of the our board of directors awarded our Named Executive Officers the following seven-year stock options: Mr. Flores (30,000 shares), Mr. Berman (10,000 shares), and Mr. Clapp (10,000 shares). These options have an exercise price of $5.50 per share and vest to the extent of 25% of the shares purchasable thereunder on the first anniversary of the date of grant and 6.25% of the shares purchasable thereunder quarterly thereafter. Since these awards were made after the fiscal year ended April 30, 2007, they are not reflected in the table above.

(c)           Represents cash compensation earned by Mr. Flores under his non-equity incentive plan for performance during fiscal year 2007. Payment under this plan is based on a formula with the compensation committee maintaining the discretion to vary the formula and increase or decrease a payout. The target payout opportunity was up to 40 percent of the annual base salary in effect at November 1, 2006.

In October 2006, the compensation committee of our board of directors awarded Mr. Flores $25,000 pursuant to this plan, subject to his preparation and submission to the board of personal performance objectives for fiscal year 2007. Following review and approval by our compensation committee, the fiscal year 2007 performance measures were set as follows: (1) 510(k) clearance for the SOLAR System, (2) successful completion of financing, (3) product development objectives, (4) clinical cases, (5) development of a five-year plan, and (6) creation of a cash incentive plan for management. The committee determined that Mr. Flores had over-achieved on one of the objectives, fully accomplished two of the objectives, and partially accomplished one of the objectives. As a result of his performance, the committee set the actual award, when combined with the previously awarded $25,000, at approximately 80 percent of the maximum non-equity incentive plan award available to Mr. Flores for fiscal year 2007.

Any future non-equity incentive plan awards for Mr. Flores would stem from the Management Incentive Plan described below. The first awards would be issued thereunder following completion of the fiscal year ending April 30, 2008. Company-wide financial performance and completion of management objectives determine whether, and to what extent, awards will be issued thereunder.

(d)          All other compensation for fiscal year 2007 was as follows:

Name	Amounts Reimbursed for the Payment of Taxes ($)	Company Contributions to 401(k) Plan ($)	Relocation Expenses ($)	Total ($)
Marc P. Flores	—	—	16,549	16,549
Adam L. Berman	8,750	7,420	—	16,170
Robert W. Clapp	—	6,042	—	6,042

In November 2005, we entered into a letter agreement with Mr. Flores setting forth details regarding our company’s agreement to reimburse him for certain relocation expenses. To assist Mr. Flores with the financial burden of maintaining a temporary Twin Cities residence, we agreed to provide Mr. Flores with a supplemental payment of $2,500 per month for a period of one year. Such payments are set forth above. We ceased providing the supplemental payment, and our other relocation expense reimbursement obligations to Mr. Flores ceased, on November 1, 2006.

The reimbursement of Mr. Berman for the payment of taxes related to benefits paid in connection with his relocation to the Twin Cities.

Management Incentive Plan

On August 16, 2007, our board of directors, upon the recommendation of the compensation committee, approved the Management Incentive Plan (“MIP”). The MIP is designed to provide an additional performance incentive to increase the value of the company on a sustained basis in accordance with our operational and strategic objectives. All executive officers and managers identified by the Chief Executive Officer and approved by the compensation committee are eligible to participate. Specific performance measures for fiscal year 2008, which will include both corporate goals (serving as the basis for 70% of the payouts) and individual goals (serving as the basis for 30% of the payouts), are still being developed. These performance criteria are further subject to revision based upon changes in circumstances. However, award opportunity levels have been established for our officers as set forth in the table below. In addition, the payout for any participant who becomes a participant after the start of the plan period, or is on a leave of absence for a portion of the plan period, or whose employment is terminated prior to the end of the plan period because of disability or death will be prorated. Furthermore, upon a change in control of the company, if the company or its successor does not continue or assume the plan, each participant will be entitled to a pro rata share of his or her payout. The compensation committee plans to review the plan on a periodic basis and reserves the right to review, change or amend the plan at any time.

On August 16, 2007, the board of directors, upon the recommendation of the compensation committee, set the following minimum, target and maximum payouts under the MIP as a percentage of base salary for fiscal year 2008:

	Minimum	Target	Maximum
Chief Executive Officer	20%	30%	45%
Senior Vice President / Chief Financial Officer	15%	25%	30%
Senior Vice President / Chief Operating Officer	15%	25%	30%
Vice President, Operations	15%	25%	30%
Vice President, Research & Development	15%	25%	30%
Vice President, Marketing	15%	25%	30%
Vice President, Regulatory	15%	25%	30%

Employment Agreements

In July 2005, our board of directors approved a compensation arrangement for Marc P. Flores, our President and Chief Executive Officer. Pursuant to such arrangement, we entered into a written, at-will employment agreement under which we continued his employment at his then current annual base salary, which salary has subsequently been increased to $260,670 per year. Under the employment agreement, Mr. Flores obtained a bonus potential of up to 30 percent of base salary per year based upon achievement of certain goals, which maximum was subsequently adjusted to 40 percent of base salary for fiscal year 2007 and 45 percent of base salary for fiscal year 2008. The employment agreement provides that a severance payment will be made if the employment of Mr. Flores is terminated by our company without cause, or by Mr. Flores for good reason, including, but not limited to, a reduction of Mr. Flores’ compensation; a reduction of authority and responsibility; a relocation of place of employment; or a breach of the employment arrangement by our company. The severance payment to Mr. Flores would equal one year of base salary. In addition to payment of base salary, we have agreed to pay or reimburse Mr. Flores for medical (COBRA) benefits for the period covered by the severance payment. Mr. Flores also has agreed to certain nondisclosure and inventions provisions and certain noncompetition and nonrecruitment provisions during the term of employment and for a period of one year after termination of employment.

In August 2005, we entered into written, at-will employment agreements with Adam L. Berman and Robert W. Clapp. These employees have current annual base salaries of $196,630 and $191,100, respectively, and they are eligible to receive performance-based cash bonuses. Each employment agreement provides that a severance payment will be made if the employment of the employee is terminated by our company without cause, or by the employee for good reason, including, but not limited to, a reduction of the employee’s compensation; a reduction of authority and responsibility; a relocation of place of employment; or a breach of the employment agreement by our company. The severance payment would be six months of base salary; and, if at the end of such six-month period, the individual was not employed or engaged as an independent contractor, we would pay him up to an additional six months of base salary until he is employed or engaged as an independent contractor. In addition to payments of base salary, we have agreed to pay or reimburse these individuals for medical (COBRA) benefits for the periods covered by the severance payments. These employees also have agreed to certain nondisclosure and inventions provisions and certain noncompetition and nonrecruitment provisions during the term of employment and for a period of one year after termination of employment.

We have written, at-will employment agreements with our other executive officers that contain terms and conditions substantially similar to those in the employment agreements of Messrs. Berman and Clapp.

On June 28, 2007, we entered into an amendment to the employment agreement of Eapen Chacko, our Vice President, Finance and Chief Financial Officer, to reflect the mutual decision reached concerning Mr. Chacko’s departure from our company. Pursuant to the amendment, Mr. Chacko’s employment will terminate on September 15, 2007. Subject to the conditions set forth in the amendment, Mr. Chacko’s compensation and benefits will continue to be paid under the employment agreement at their current rates through his termination date. Except for the severance described below, Mr. Chacko is no longer eligible for bonus or other incentive compensation. Subject to the conditions set forth in the amendment, Mr. Chacko may receive severance payments aggregating up to $200,000 under his employment agreement. In addition to these severance payments, we have agreed to pay or reimburse Mr. Chacko for medical (COBRA) benefits. The amendment further provides for a mutual release of claims and other terms and conditions customary for agreements of this nature.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our Named Executive Officers at fiscal year end 2007:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Marc P. Flores	9,673	9,674(a)	11.50	8/30/2014
	172,017	172,017(b)	8.90	4/1/2012
	7,167	21,502(b)	12.00	4/3/2013
Adam L. Berman	5,000	5,000(a)	9.50	9/27/2014
	32,253	32,253(b)	8.90	4/1/2012
	1,791	5,376(b)	12.00	4/3/2013
Robert W. Clapp	5,576	5,577(a)	13.00	8/9/2014
	32,253	32,253(b)	8.90	4/1/2012
	1,791	5,376(b)	12.00	4/3/2013

(a)           This option vests to the extent of 25% of the shares purchasable thereunder on the first anniversary of the date of grant and 25% of the shares purchasable thereunder annually thereafter.

(b)          This option vests to the extent of 25% of the shares purchasable thereunder on the first anniversary of the date of grant and 6.25% of the shares purchasable thereunder quarterly thereafter.

Potential Payments upon Termination or Change-in-Control

Upon the termination of a Named Executive Officer, such person may be entitled to payments or the provision of other benefits, depending on the event triggering the termination. The events that would trigger a Named Executive Officer’s entitlement to payments or other benefits upon termination, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change in control date of April 30, 2007, and a stock price of $4.20 per share, which was the price of one share of our common stock on April 30, 2007 (the last trading day of fiscal year 2007):

	Marc P. Flores	Adam L. Berman	Robert W. Clapp
Involuntary Termination without Cause, or Voluntary Termination for Good Reason
Severance/Salary Continuation	$253,075	$185,500	$182,000
COBRA Subsidy	$17,557	$7,956	$7,815
Total:	$270,632	$193,456	$189,815
Involuntary Termination without Cause within 12 months of a Change in Control
Severance/Salary Continuation	$253,075	$185,500	$182,000
COBRA Subsidy	$17,557	$7,956	$7,815
Gain on Accelerated Stock Options(a)	—	—	—
Total:	$270,632	$193,456	$189,815

(a)           The exercise price of each stock option held by our Named Executive Officers was greater than the price of one share of our common stock on April 30, 2007 (the last trading day of fiscal year 2007).

As described above, we have entered into employment agreements with the Named Executive Officers, which provide for severance payments, and payment or reimbursement for medical (COBRA) benefits for the period covered by the severance payments, upon an involuntary termination without cause, or voluntary termination with good reason. The severance payment to Mr. Flores would equal one year of base salary. The severance payments to Mr. Berman and Mr. Clapp would be six months of base salary, and if at the end of such six-month period, the individual was not employed or engaged as an independent contractor, we would pay him up to an additional six months of base salary until he is employed or engaged as an independent contractor. In addition to severance payments of base salary and payment of medical benefits, stock options granted to the Named Executive Officers provide that such options are fully vested in the event of an involuntary termination without cause following a change in control, as defined in such option agreements.

As described above, all executive officers and managers identified by the Chief Executive Officer and approved by the compensation committee are eligible to participate in the Management Incentive Plan. The payout for any participant who becomes a participant after the start of the plan period, or is on a leave of absence for a portion of the plan period, or whose employment is terminated prior to the end of the plan period because of disability or death will be prorated. Furthermore, upon a change in control of the company, if the company or its successor does not continue or assume the plan, each participant will be entitled to a pro rata share of his or her payout. Because the Management Incentive Plan was adopted following fiscal year end 2007, possible awards under such plan are not set forth in the above table.

PROPOSAL NO. 2

AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

Proposed Amendment

By action taken effective August 16, 2007, the board of directors adopted the following resolution, which would increase the total number of shares we have authority to issue from 25,000,000 to 50,000,000, subject to approval by the shareholders.

RESOLVED, that the first paragraph of Article 3 of the Restated Articles of Incorporation of our company shall be amended to read as follows, subject to shareholder approval:

AUTHORIZED SHARES:   The total authorized shares of all classes which the Corporation shall have authority to issue is 50,000,000, consisting of (a) 1,000,000 shares of preferred stock of the par value of one cent ($0.01) per share (hereinafter the “preferred stock”); and (b) 49,000,000 shares of common stock of the par value of one cent ($0.01) per share (hereinafter the “common stock”).

Reasons for Amendment

As of August 24, 2007, 9,839,724 shares of common stock were issued and outstanding, and 4,138,558 shares of common stock were reserved for issuance upon exercise of options and warrants, leaving 10,021,718 shares of common stock available for future issuance. Although we have no commitment to issue any additional shares as of the date of this proxy statement, with the exception of interest accrual warrants for the purchase of 206,250 shares we will be required to issue to the holders of our 11% secured debt upon the first anniversary of our issuance of such debt, the board believes that it is desirable to have the additional shares available for future financing or acquisition transactions and other general corporate purposes. The board believes that the availability of such shares for issuance in the future will give us greater flexibility and permit such shares to be issued without the expense and delay of holding a shareholders meeting. The board may issue shares of our capital stock in such amounts, at such times, for such consideration, and on such terms and conditions as the board shall deem advisable.

The shares would be available for issuance by the board without further shareholder authorization, except as may be required by law or by the rules of any quotation system or stock exchange on which our common shares may then be listed. Our shareholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities. There are at present no specific understandings, arrangements or agreements with respect to any transactions that would require us to issue any new shares of our common stock, other than shares reserved for issuance upon the exercise of options and warrants and possible future grants under the Amended and Restated 2001 Equity Incentive Plan and the 2005 Director Stock Option Plan discussed in Proposal Nos. 3 and 4 below and shares issuable upon exercise of interest accrual warrants for the purchase of 206,250 shares, we will be required to issue to the holders of our 11% secured debt upon the first anniversary of our issuance of such debt.

Effects of Amendment

Although not intended as an anti-takeover device, issuing additional shares could impede a non-negotiated acquisition of our company by diluting the ownership interests of a substantial shareholder, increasing the total amount of consideration necessary for a person to obtain control of our company or increasing the voting power of friendly third parties. The board could authorize the issuance of preferred stock having voting rights per share that are the same or different than the voting rights of our outstanding shares.

Required Vote

The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The board of directors considers this amendment to be in the best interests of our company and our shareholders and recommends that you vote “FOR” approval of this amendment.

PROPOSAL NO. 3

AMENDMENT TO AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

General

The board of directors and our shareholders previously approved the Amended and Restated 2001 Equity Incentive Plan (the “Plan”). The board initially reserved 600,000 shares of common stock for issuance under the Plan. As of August 24, 2007, we had the following option awards outstanding under the Plan:

•       option awards for 281,981 shares with a weighted average exercise price of $8.60 per share granted to employees;

•       option awards for 48,000 shares with a weighted-average exercise price of $7.34 per share granted to non-employee directors; and

•       option awards for 18,700 shares with a weighted-average exercise price of $7.22 per share granted to consultants.

As of August 24, 2007, we had also granted an immediately vested restricted stock award with a market value of $13,750 to a non-employee director. As a result, 247,819 shares remained available for future awards under the Plan. The number of shares currently available for awards under the Plan has been determined by the board to be insufficient to meet the future anticipated needs of our company. Options and other possible forms of awards under the Plan are expected to be an important incentive to attract, retain and motivate eligible participants in order to achieve our growth and profitability objectives. A general description of additional features of the Plan is set forth below.

Description of the Plan

Purpose.   The purpose of the Plan is to promote the long-term financial interest of our company and any related company by (a) attracting and retaining employees and other individuals providing services to our company, (b) motivating such individuals, by means of appropriate incentives, to achieve long-range goals, (c) providing incentive compensation opportunities that are competitive with those of other similar companies, and (d) conforming participants’ interests with those of our company’s shareholders through compensation based on our company’s common stock.

Term.   The term of the Plan is limited in duration to ten (10) years from June 28, 2001. Further, the Plan may be terminated at any time, provided that such termination will not adversely affect awards then outstanding.

Administration.   The Plan is administered by the compensation committee of our board of directors (the “Committee”). The Committee has authority and discretion (a) to determine whether and to what extent any award or combination of awards will be granted, (b) to select from among eligible individuals those persons who will receive awards, (c) to determine the number of shares of company common stock to be covered by each award, (d) to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards, (e) to determine the treatment of awards upon the eligible individual’s retirement, disability, death, or other termination of employment or service; (f) to cancel or amend the terms of any award, (g) to interpret the Plan and (h) to delegate any of its powers to any member of the Committee or to any other person. The Committee may establish, amend and rescind any rules and regulations relating to the Plan and make all other determinations that may be necessary or advisable for the administration of the Plan. Subject to the Plan’s prohibition of repricing without shareholder approval, the Committee may also grant awards as alternatives to or replacements of awards outstanding under the Plan or any other plan or arrangement.

Eligibility.   All employees of our company or any subsidiary are eligible to receive incentive stock options (“ISOs”) pursuant to the Plan. All (a) common law employees, prospective employees or officers of our company or any subsidiary, (b) employee and non-employee members of our company’s board of directors, (c) consultants and advisors to our company, and (d) employees of any related company or business partner of our company are eligible to receive non-qualified stock options (“NSOs”) and other awards. As of August 24, 2007, we had 26 employees and 7 non-employee directors who were eligible to receive awards under the plan.

Options.   When an option is granted under the Plan, the Committee, in its discretion, specifies the exercise price, the type of option (ISO or NSO) to be granted, and the number of shares which may be purchased upon exercise of the option. The exercise price of an option may not be less than 100 percent of the fair market value of our company’s common stock on the date of grant. However, with respect to any ISO granted to a holder of more than 10 percent of our company’s outstanding common stock, the exercise price may not be less than 110 percent of the fair market value of our company’s common stock on the date of grant. The fair market value of our company’s common stock equals the closing price of the common stock as reported on the OTC Bulletin Board on the date the option is granted. On August 24, 2007, the closing price of one share of our common stock on the OTC Bulletin Board was $2.50 per share. Currently, no individual may receive an option grant for more than 100,000 shares in any fiscal year.

The term during which an option may be exercised and whether an option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of any ISO may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, cashier’s check, our common stock valued at the stock’s then fair market value and acceptable to the Committee, or a combination of these methods. Except as otherwise provided by the Committee, awards granted under the Plan are nontransferable during the life of the optionee.

The Committee will determine the form of stock option agreements which will be used for options granted under the plan. Such agreements will govern the right of an optionee to exercise an option upon termination of employment or affiliation with our company during the life of an optionee and following an optionee’s death. The board of directors or the Committee may impose additional or alternative conditions and restrictions on ISOs or NSOs granted under the Plan; however, each ISO must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an ISO as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Restricted Stock and Restricted Stock Units.   Grants of restricted stock or restricted stock units may be made by the Committee, subject to the terms and provisions of the Plan, at any time and in such amounts as the Committee shall determine. Each grant of restricted stock or restricted stock units and/or the vesting thereof may be conditioned upon the completion of a specified period of service with our company or a related company, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine. Voting rights and rights to receive dividends shall be determined by the Committee. Currently, no individual may receive a restricted stock or restricted stock unit award intended to qualify as performance-based compensation for more than 10,000 shares in any fiscal year.

Restricted stock and RSUs may be “qualified performance-based awards,” as recognized under Code Section 162(m) in which event the grant or vesting or both, as applicable, of such restricted stock or RSUs will be conditioned upon the attainment of performance goals. Except as otherwise determined by the Committee, upon a participant’s termination of employment (as determined under criteria established by the Committee) during the restriction period, all shares of restricted stock and RSUs subject to restriction will be forfeited and reacquired by us, except that the Committee may waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or RSUs.

An award may, but need not be, a “qualified performance-based award.”  These awards are intended to qualify as performance-based compensation under Section 162(m). These performance measures include, but are not limited to:

•       sales

•       operating profits

•       operating profits before interest expenses and taxes

•       net earnings

•       earnings per share

•       return on equity

•       return on assets

•       return on invested capital

•       total shareholder return

•       cash flow

•       debt to equity ratio

•       market share

•       stock price

•       economic value added

•       market value added

The performance goals may be established by the committee based on one or more of the above criteria, in each case applied to the Company on a consolidated basis or to a business unit, as specified by the committee in an Award Agreement, and which the committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies.

A “qualified performance-based award” is a grant of restricted stock or RSUs designated as such by the committee at the time of grant based upon a determination that: (1) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which we would expect to be able to claim a tax deduction with respect to such restricted stock or RSU award and (2) the committee wishes such grant to qualify for the exemption from the limitation on deductibility of compensation with respect to any covered employee imposed by Section 162(m) of the Code. The committee will specify the performance goals to which any “qualified performance-based award” will be subject.

The provisions of restricted stock and RSUs including any applicable performance goals need not be the same with respect to each participant. During the restriction period, the committee may require that any stock certificates evidencing restricted shares be noncertificated or be held by us. Other than these restrictions on transfer and any other restrictions the committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock or RSU award.

Performance Shares.   The Committee may grant awards of performance shares which may be issued to an award recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Prior to payment of performance shares, the Committee will certify that performance goals were satisfied. Performance goals may vary among participants. Currently, no individual may receive performance shares intended to qualify as performance-based compensation for more than 10,000 shares in any fiscal year.

Tax Offset Payments.   Grants of tax-offset payments may be made by the Committee in its discretion subject to the terms and provisions of the Plan. Tax offset payments shall not exceed the amount necessary to pay applicable federal, state, local and other taxes payable with respect to an award. Tax offset payments shall be paid solely in cash.

Performance-Based Compensation.   If the Committee determines that an award of performance shares or restricted stock should qualify under the performance-based compensation exception to the $1 million cap on deductibility under Section 162(m) of the Code, the grant, vesting and/or settlement of such awards shall be contingent upon achievement of pre-established performance goals based on one or more of the following business criteria for our company, on a consolidated basis, and/or for specified subsidiaries or business units of our company as specified by the Committee in an award agreement, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before interest expenses and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added. The terms and conditions of a Performance Award shall be set forth in an award agreement entered into between our company and a participant.

Change in Control.   Upon a change in control (as defined in the Plan), all or a portion of an award (as determined by the Committee) will become fully exercisable and vested as to all shares subject to such award if (a) such award is not assumed by the surviving corporation or its parent or (b) the surviving corporation or its parent does not substitute such award with another award of substantially the same terms.

Amendment.   The Committee may amend or terminate the Plan, or any part thereof, at any time, provided, however, that no amendment or termination may impair the terms and conditions of any outstanding award to the material detriment of the recipient without the consent of the recipient. An amendment shall be subject to the approval of our company’s shareholders only to the extent required by applicable law, rule, or regulation.

Antidilution Provisions.   In the event of a corporate transaction involving our company, including without limitation, large, special and non-recurring dividend, share combination or reverse stock split, sale of substantially all assets, recapitalization, reorganization, merger, consolidation, split-up, spin-off, distribution of assets or other change in corporate structure, the Committee may adjust or substitute awards to preserve the benefits or potential benefits of the awards. Actions by the Committee may include (a) adjustment of the number and kind of shares which may be delivered under the Plan, (b) adjustment of the number and kind of shares subject to outstanding awards, (c) adjustment of the exercise price of outstanding options, and (d) any other adjustments that the Committee determines to be appropriate.

Proposed Plan Amendment

The board has approved, subject to shareholder approval, an amendment to the plan which would increase the number of shares of common stock which may be awarded under the plan from 600,000 to 1,400,000. The board believes that this amendment will advance the interests of our company and our shareholders by continuing to provide incentive to eligible participants and facilitating an increase in the proprietary interests of such persons in our company. The text of the Plan, including the proposed amended language which is bold and underlined, is attached as Appendix A to this proxy statement.

Federal Income Tax Consequences

Incentive Stock Options.   Under present law, an optionee who is granted an ISO does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months are generally taxed at a maximum federal rate of 15 percent. Capital losses are generally allowed in full against capital gains and up to $3,000 against other income. If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition in an amount equal to the difference between the exercise price and the sale price of the shares. Gain resulting from exercise of an ISO or disposition of stock acquired pursuant to an ISO (whether or not the holding periods are satisfied) is not wages and not subject to withholding. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Code, our company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

Non-statutory Stock Options.   An optionee does not recognize any taxable income at the time he or she is granted an NSO. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of our company is treated as wages subject to tax withholding by our company. Unless limited by Section 162(m) of the Code, our company is entitled to a deduction in the same amount as and in the same year as the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, is treated as a long-term or short-term capital gain or loss, depending on the holding period for the shares. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 15 percent (lower rates may apply depending upon when the stock is acquired and the applicable income tax bracket of the taxpayer). Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.

Restricted Stock, Restricted Stock Units and Performance Shares.   Restricted stock, restricted stock units and performance share awards are generally taxed on the later of grant or the expiration of a substantial risk of forfeiture. A restricted stock or restricted stock unit award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the recipient ceases to provide services to our company. At the time of grant, restricted stock and restricted stock units of the Company will be forfeited if the recipients’ employment is terminated, and therefore is subject to a substantial risk of forfeiture, the recipient will not recognize ordinary income at the time the award is granted. Instead the recipient will recognize ordinary income on the earlier of (a) the date the restricted stock, restricted stock unit or performance share is no longer subject to a substantial risk of forfeiture or (b) when the restricted stock, restricted stock unit or performance share becomes transferable. While receipt of a restricted stock, restricted stock unit or performance share grant is not taxable at the time of grant, recipients may elect to include the value of restricted stock or restricted stock unit in taxable income in the year of grant (a “Section 83(b) Election”). The amount of ordinary income to be recognized is equal to the difference between the amount paid for the restricted stock or restricted stock unit and the fair market value of the restricted stock or restricted stock unit on the date the restricted stock or restricted stock unit is no longer subject to a substantial risk of forfeiture or the date of grant in the case of a Section 83(b) Election. The ordinary income recognized by the recipient who is an employee is treated as wages and will be subject to tax withholding by our company. Unless limited by Section 162(m) of the Code, our company is entitled to a tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

Tax-Offset Payments.   In the year of receipt of a tax-offset payment, the recipient will have taxable ordinary income, equal to the amount of the tax-offset payment. In the case of a recipient who is also an employee, any tax-offset payment will be subject to tax withholding by our company. Unless limited by Section 162(m) of the Code, our company will be entitled to a tax deduction in the same amount and at the same time as the recipient recognizes ordinary income.

Deductibility Limit on Compensation in Excess of $1 Million.   Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the program) by a public company to a “covered employee” (i.e., the chief executive officer and the other most highly compensated executive officers of our company whose total compensation is required to be disclosed in the Summary Compensation Table above) to no more than $1 million.

The foregoing is only a summary of the general effect of federal income taxation upon the optionee or recipient and our company with respect to the grant and exercise of options and awards under the Plan. This summary does not purport to be complete and does not discuss the tax consequences arising in the context of the optionee’s or recipient’s death or the income tax laws of any municipality, state or foreign country in which the optionee’s or recipient’s income or gain may be taxable.

New Plan Benefits

Future awards to be received by or allocated to particular participants under the Plan are not presently determinable.

As of August 24, 2007, the only presently operative automatic awards under the Plan are made to new members of our company’s Scientific Advisory Board pursuant to a standing resolution of the board of directors. The members of the Scientific Advisory Board each receive options to purchase 1,000 shares of common stock upon joining the Scientific Advisory Board, with the exception of the chairperson, who receives an option to purchase 2,500 shares of common stock. The current chairperson of the Scientific Advisory Board has relinquished his existing option awards and his right to future option awards. We had one new member join the Scientific Advisory Board during fiscal year 2007.

Required Vote

The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The board of directors considers the amendment to be in the best interests of our company and our shareholders and recommends that you vote “FOR” approval of the amendment.

PROPOSAL NO. 4

AMENDMENT TO 2005 DIRECTOR STOCK OPTION PLAN

General

The board of directors and shareholder previously approved the 2005 Director Stock Option Plan (the “Director Plan”), which provides eligible directors with an opportunity to purchase shares of our common stock. A total of 100,000 shares of common stock were initially reserved for issuance under the Director Plan. As of August 24, 2007, option awards for 63,846 shares with a weighted average exercise price of $5.58 per share had been granted to non-employee directors and 36,154 shares remained available for future awards. The number of shares currently available for awards under the Director Plan has been determined by the board to be insufficient to meet the future anticipated needs of our company. Options under the Director Plan are expected to be an important incentive to attract, retain and motivate eligible board members in order to achieve our growth and profitability objectives. A general description of additional features of the Director Plan is set forth below.

Description of the Plan

Purpose.   The purpose of the Director Plan is to provide eligible non-employee directors with an opportunity to increase their proprietary interest in the success of our company.

Term.   The term of the Director Plan is limited in duration to ten (10) years from June 30, 2005. Further, the Plan may be terminated at any time, provided that such termination will not adversely affect options then outstanding.

Administration.   The Director Plan is administered by the board of directors. The board interprets the Director Plan and makes all other policy decisions relating to the operation of the Director Plan.

Eligibility.   Individuals who serve as our directors on or after the effective date of the Director Plan and who are not current employees of our company are eligible to participate in the Director Plan. As of August 24, 2007, we had seven non-employee directors eligible to receive awards under the Director Plan.

Exercise Price.   The exercise price for stock options granted under the Director Plan is the fair market value of the common stock on the option grant date. On August 24, 2007, the closing price of one share of our common stock on the OTC Bulletin Board was $2.50 per share.

Change in Control.   Upon a change in control (as defined in the Director Plan), all outstanding options granted pursuant to the Director Plan will become exercisable in full for the remainder of their term. In addition, the board of directors may provide for (a) the payment of a cash amount in exchange for the cancellation of an option or (b) the issuance of a substitute option, that will substantially preserve the value, rights and benefits of any affected options previously granted.

Amendment.   The board may amend or terminate the Director Plan at any time. However, the board may not, without shareholder approval, (a) increase the number of shares of common stock reserved for issuance under the Director Plan, (b) increase the maximum number of shares of common stock subject to an option, (c) reduce the minimum option exercise price below fair market value, (d) extend the period during which options may be granted or exercised under the Director Plan, or (e) change the class of persons eligible to receive options under the Director Plan. No amendment may materially and adversely affect any rights of any optionee without such optionee’s written consent.

Antidilution Provisions.   The board shall equitably adjust the maximum number of shares of common stock reserved for issuance under the Director Plan in the event of stock splits or consolidations, stock dividends or other transactions in which we receive no consideration.

Automatic Option Grants.   Each year, as of the date of the annual meeting of shareholders of our company, each eligible director who has been elected or reelected or who is continuing as a member of the board as of the adjournment of the annual meeting, automatically receives an option award in the amount of 5,000 shares (the “Annual Grant”). In addition, each eligible director who is elected to the board other than at an annual meeting of shareholders automatically receives an option award (the “Initial Award”). The number of shares to be covered by an Initial Award shall equal the nearest whole number, rounded down, equal to (a) 5,000 shares multiplied by (b) the quotient obtained by dividing (1) the number of whole weeks between the date of such person’s election of the board and the scheduled date of the next annual meeting of shareholders and (2) 52 weeks. The date of an Initial Award is the date of election of such person to the board. Each option issuable pursuant to these provisions of the Director Plan becomes exercisable in full commencing on the first anniversary of the grant. Each option must be exercised within one year of termination of service as a member of the board of directors. In no event may it be exercised later than ten years from the date of grant.

Proposed Plan Amendment

The board has approved, subject to shareholder approval, an amendment to the Director Plan which would (1) increase the number of shares of common stock which may be awarded under the Director Plan from 100,000 to 300,000 shares, (2) replace the initial pro-rated option award for new directors joining the board at other than an annual meeting of shareholders with an option for the purchase of 10,000 shares, and (3) increase the automatic annual option award from an option for the purchase of 5,000 shares to an option for the purchase of 10,000 shares. The board believes that this amendment will advance the interests of our company and our shareholders by continuing to provide incentive to eligible board members and facilitating an increase in the proprietary interests of such persons in our company. Furthermore, effective August 16, 2007, the board determined to discontinue the practice of granting option awards under the Amended and Restated 2001 Equity Incentive Plan for the purchase of 5,000 shares to new directors joining the board at other than an annual meeting of shareholders. The text of the Director Plan, including the proposed amended language which is bold and underlined, is attached as Appendix B to this proxy statement.

Federal Income Tax Consequences

An optionee will not incur any federal income tax liability as a result of the grant of a non-qualified stock option. The same is true when the option vests and becomes exercisable. Upon the exercise of a non-qualified option, the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. Our company will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the optionee. Provided the optionee has held the shares as a capital asset, upon sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares at the time the option was exercised will be treated as capital gain or loss. If the shares are held for more than 12 months after the date of exercise before they are sold, any gain on the sale will be long-term, subject to the reduced capital gains tax rates (15 percent maximum rate). If the shares are held for less than 12 months after the date of exercise before they are sold, any gain on the sale will be short-term, subject to ordinary income tax rates.

The foregoing is only a summary of the general effect of U.S. federal income taxation upon participants and our company with respect to the grant and exercise of options under the Director Plan and the subsequent sale of such shares. This summary does not discuss the income tax laws of any municipality, state or foreign country in which a participant may reside.

New Plan Benefits

The following table shows the annual awards that certain persons would receive under the Director Plan, commencing at the 2007 annual meeting of shareholders, if the amendment is approved.

2005 Director Stock Option Plan

Name and Position	Dollar Value	Number of Shares
Marc P. Flores	0	0
President and Chief Executive Officer
Adam L. Berman	0	0
Vice President, Research and Development
Robert W. Clapp	0	0
Vice President, Operations
Executive Group	0	0
Non-Executive Director Group	*	70,000
Non-Executive Officer Employee Group	0	0

*                    Indeterminable.

Required Vote

The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The board of directors considers the amendment to be in the best interests of our company and our shareholders and recommends that you vote “FOR” approval of the amendment.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	381,740		$8.61	372,635	(1)
Equity compensation plans not approved by security holders	1,351,642	(2)	$6.76	—
Total	1,733,382		$7.17	372,635

(1)          Represents 13,844 shares remaining available for future issuance under our 1997 Stock Option Plan, 322,637 shares remaining available for future issuance under our Amended and Restated 2001 Equity Incentive Plan, and 36,154 shares remaining available for future issuance under our 2005 Director Stock Option Plan.

(2)          Represents (a) 59,600 shares of common stock underlying a ten-year warrant exercisable at $3.50 per share issued to Paul K. Miller, one of our directors and one of the largest beneficial owners of our securities,  in connection with the January 2003 Discretionary Credit Agreement with PKM Properties, LLC (“PKM”), an entity controlled by Paul K. Miller, which warrant expires on January 17, 2013, (b) 60,932 shares of common stock underlying a ten-year warrant exercisable at $3.59 per share issued to Paul K. Miller in connection with a sale-leaseback transaction entered into on April 4, 2003, which warrant expires on April 4, 2013, (c) 5,000 shares of common stock underlying a seven-year warrant exercisable at $29.50 per share issued to Segmed Inc. in connection with a purchase of technology, which warrants expire on August 7, 2009, (d) 74,164 shares of common stock underlying a ten-year warrant exercisable at $3.59 per share issued to Peter L. Hauser, a beneficial owner of more than 5 percent of our common stock, in connection with a July 2003 financing, which warrant expires on July 1, 2013, (e) 74,163 shares of common stock underlying a ten-year warrant exercisable at $3.59 per share issued to PKM in connection with the May 2003 Discretionary Credit Agreement, which warrant expires to the extent of 62,429 shares on July 1, 2013 and 11,734 shares on August 20, 2013, (f) 10,000 shares of common stock underlying seven-year warrants exercisable at $14.60 per share issued to LightWave Ablation Systems, Inc. in connection with a purchase of technology, which warrants expire to the extent of 2,500 shares on August 27, 2010 and 2,500 shares on December 1, 2011, 2,500 shares on November 29, 2012, and 2,500 shares on November 21, 2013, (g) 29,545 shares of common stock underlying a ten-year warrant exercisable at $4.40 per share issued to PKM in connection with the November 2003 Credit Agreement, which warrant expires on November 13, 2013, (h) 30,730 shares of common stock underlying a ten-year warrant exercisable at $4.23 per share issued to Draft Co. in consideration of a loan agreement with Draft Co., which warrant expires on November 24, 2013, (i) 145,145 shares of common stock underlying a ten-year warrant exercisable at $4.56 per share issued to PKM in connection with a November 2003 extension of the maturity date of an existing discretionary credit agreement, which warrant expires on February 3, 2014, (j) 59,649 shares of common stock underlying a ten-year warrant exercisable at $4.56 per share issued to Peter L. Hauser in connection with the extension of the maturity date of the $1.0 million financing provided by Mr. Hauser, which warrant expires February 3, 2014, (k) 11,573 shares of common stock underlying a ten-year warrant exercisable at $4.32 per share issued to PKM in connection with the October 2004 Discretionary Credit Agreement, which warrant expires on November 17, 2014, (l) 6,666 shares of common stock underlying a ten-year stock option exercisable at $7.00 per share granted to Lawrence L. Horsch in August 2003, which option expires on August 19, 2013, (m) 2,500 shares of common stock underlying a five-year stock option exercisable at $13.00 per share granted to Blair P. Mowery, our former President and Chief Executive Officer, in August 2004, which option expires on August 26, 2009, (n) 5,000 shares of common stock underlying a ten-year stock option exercisable at $10.00 per share granted to each of Susan L. Critzer and David B. Kaysen in March 2005, which options expires on March 21, 2015, (o) 494,548 shares of common stock underlying seven-year stock options exercisable at $8.90 per share granted outside our stock option plans to members of management, which options expire on April 1, 2012, (p) 49,666 units underlying a five-year warrant exercisable at $4.56 per unit issued to Feltl & Company in connection with its services as our agent in our 2004 private placement, each unit consisting of one share of common stock and a warrant to purchase a share of our common stock at $18.375 per share, which warrant expires on May 21, 2009, (q) 110,291 shares of common stock underlying a ten-year warrant exercisable at $3.40 per share originally issued to PKM in consideration of a February 2005 Credit Agreement, which warrant expires on March 3, 2015, (r) 40,996 shares of common stock underlying a five-year warrant exercisable at $3.25 per share issued to Tower Financial, LLC in connection with its services as a finder in our 2005 private placement, which warrant expires on April 1, 2010, (s) 6,800 shares of common stock underlying a five-year warrant exercisable at $6.25 per share issued to Tower Finance Ltd. in connection with its services as a finder in our January 2005 bridge financing, which warrant expires on January 13, 2010, and (t) an aggregate of 20,008 shares of common stock underlying warrants exercisable at $18.375 per share issued to Tower Financial, LLC, which warrants expire on April 30, 2009.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee has appointed Lurie Besikof Lapidus & Company, LLP (“LBL”) as our independent registered public accounting firm for the fiscal year ending April 30, 2008. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the audit committee may consider the selection of another independent registered public accounting firm. Representatives of LBL are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

LBL provided audit and non-audit services to us in fiscal years 2006 and 2007, the aggregate fees and expenses of which are shown below within the subsection captioned “Principal Accountant Fees and Services.”

Change in Accountants

As previously reported, on June 9, 2005, PricewaterhouseCoopers LLP (“PwC”) informed the audit committee of our board of directors that it would decline to stand for re-election as our independent registered public accounting firm and would cease to serve as our independent registered public accounting firm upon completion of PwC procedures regarding the following: (1) our financial statements as of and for the year ended April 30, 2005 and (2) the Form 10-KSB in which such financial statements would be included.

The reports of PwC on our financial statements as of and for the years ended April 30, 2004 and 2005 contained an explanatory paragraph expressing significant doubt about our ability to continue as a going concern, but did not contain an adverse opinion or disclaimer of opinion, and were not further qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended April 30, 2004 and 2005 and through June 6, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on our financial statements for such years.

During the years ended April 30, 2004 and 2005 and through June 6, 2006, there was one reportable event of the type described in Item 304(a)(1)(iv)(B) of Regulation S-B. The reportable event occurred in March 2004 when PwC informed our audit committee that there was a material weakness in internal controls over financial reporting. Specifically, PwC identified a material weakness in the design and operation of internal controls relating to documenting and reporting international distribution marketing expenditures and related reimbursement. Following this communication from PwC, we implemented procedures and reporting to document and support customer marketing expenses which remedied this material weakness.

On August 8, 2005, our audit committee engaged LBL as our independent registered public accounting firm commencing with work to be performed in relation to our fiscal quarter ended July 31, 2005 and in connection with the audit of our financial statements for the fiscal year ending April 30, 2006. During the years ended April 30, 2004 and 2005 and through June 6, 2006 we had no occasion to consult with LBL on any matters of the type described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-B.

Principal Accountant Fees and Services

The following table presents fees for audit and other services provided by LBL in fiscal years 2006 and 2007.

	Year Ended
	April 30, 2006	April 30, 2007
Audit fees(1)	$170,509	$239,605
Audit-related fees(2)	16,940	24,765
Tax fees(3)	4,200	4,400
All other fees	—	—
Total Fees	$191,649	$268,770

(1)          Audit fees consist of fees for services provided in connection with the audit of our financial statements, reviews of our quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings.

(2)          Audit-related fees consist of assurance and related services that include, but are not limited to, consultation concerning financial accounting and reporting standards.

(3)          Tax fees consist of fees for services provided in connection with the preparation of tax returns.

Pre-Approval Policies and Procedures of Audit Committee

All services provided by our independent auditors are subject to pre-approval by the audit committee of our board of directors. The audit committee has authorized each of its members to approve services by our independent auditors in the event there is a need for such approval prior to the next full audit committee meeting. Any interim approval given by an audit committee member must be reported to the audit committee no later than its next scheduled meeting. Before granting any approval, the audit committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on our auditor’s independence. The audit committee pre-approved all services provided by LBL in the fiscal years ended April 30, 2006 and 2007.

Recommendation

The audit committee recommends a vote for the ratification of the appointment of LBL as our independent registered public accounting firm for the fiscal year ending April 30, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Financing Transaction and Lease with PKM Properties, LLC

In April 2003, we sold our building and surrounding land in Inver Grove Heights, Minnesota to PKM Properties, LLC (“PKM”), an entity controlled by Paul K. Miller, one of our directors and one of the largest beneficial owners of our securities. Concurrent with the sale of the property, we entered into a ten-year lease for the property with a base annual rent of $360,000 for the first and second year; $370,800 per year for the third, fourth and fifth year, and $389,340 for the remaining years of the lease subject to an increase for additional interest payable by PKM on its long-term permanent financing of the property, which may increase base monthly rents by up to one-twelfth of the additional annual interest payable by PKM. Assuming we are not in default under the terms of the lease, we have two options to extend the lease for five-year periods upon expiration of the initial ten-year term at a market rate. We also pay under the lease operating costs and real estate taxes. Under certain conditions, we also have an option to purchase the building at the end of the initial ten-year term at the fair value at that time. The purpose of the transaction was to retire our bank debt and provide us with additional required working capital.

In June 2005, we entered into a lease termination agreement with PKM. In order to induce PKM, the landlord of our corporate headquarters, to attempt to sell or lease the property to a third party and to terminate the lease with our company, we agreed, among other things, to reimburse PKM for all costs and expenses relating to the lease or the sale of the property, and to termination of the lease on not less than 120 days’ notice. We also agreed that, if we request the landlord to accept less than its minimum required net sale proceeds, we would pay a lease termination fee equal to the difference between the landlord’s minimum net sale proceeds and the actual net sale proceeds. We also agreed to pay a lease termination fee if the landlord re-leases the property on economic terms and conditions less desirable than those of the existing lease.

During the fiscal year ended April 30, 2007, we made lease payments to PKM of $494,633.

Financing Transactions involving Whitebox Advisors, LLC and Potomac Capital Management, LLC

On April 20, 2007, we entered into a Secured Note Purchase Agreement with an affiliate of Whitebox Advisors, LLC (“Whitebox”), a beneficial owner of more than 10 percent of our common stock, for the issuance and sale of up to $10.0 million of secured debt in an unregistered transaction. On the same day, we issued and sold $8.0 million of 11% secured debt to Whitebox under this agreement. Such debt is secured by substantially all of our assets. We also issued a five-year warrant to Whitebox for the purchase of 1,200,000 shares of common stock at $4.00 per share. This warrant, which contains a limited cashless exercise provision, has full-ratchet anti-dilution protection for a period of 12 months. Gross proceeds of $8.0 million from the initial closing were reduced by offering costs of $588,152. Whitebox had the right to purchase another $2.0 million of secured debt on the same terms (with equivalent warrant coverage) within the next 45 days.

On June 15, 2007, we entered into a Secured Note Purchase Agreement with Whitebox, Potomac Capital Management, LLC, a beneficial owner of more than 5 percent of our common stock, and certain other accredited investors for the issuance and sale of an aggregate of $4.5 million of 11% secured debt in an unregistered transaction. Under this agreement, Whitebox purchased the $2.0 million note it originally had a right to purchase pursuant to an agreement dated April 20, 2007. Such debt is secured by substantially all of our assets. At closing each investor received a five-year warrant to purchase a number of shares of our common stock equal to 60% of the principal amount invested by such investor divided by $4.00. As a result, we issued warrants for the purchase of an aggregate of 674,998 shares of our common stock. The warrants have a limited cashless exercise provision, an exercise price of $4.00 per share and full-ratchet anti-dilution protection for a period of 12 months. In addition, the warrants contain a provision that restricts exercise to the extent that, after exercise, the holder would otherwise beneficially own in excess of 9.99% of our outstanding common stock. If we had not registered for resale all of the shares underlying these warrants and the warrant issued at the initial closing, the excluded portion of such warrants would have been exercisable on a cashless basis.

The secured debt has a three-year term and an interest rate of 11% per year. During the first year, interest will accrue and be added to the principal balance. At the end of the first year, we will issue a five-year warrant to each investor to purchase the number of shares equal to the quotient obtained by dividing 60% of the accrued interest owed to that investor for the first year by $4.00. During the second and third years, we have the option to pay interest in cash, or have the interest accrue and be added to the principal balance, on a quarterly basis. For each quarter in which we determine that the accrued interest should be added to principal, we will issue additional five-year warrants to purchase the number of shares equal to the quotient obtained by dividing 60% of the accrued interest for the quarter by $4.00. Each of the interest accrual warrants will be exercisable at $4.00 per share, contain cashless exercise provisions, and have full-ratchet anti-dilution protection for a period of 12 months from each warrant’s respective date of issuance. In addition, the form of interest accrual warrant contains a provision that restricts exercise to the extent that, after exercise, the holder would otherwise beneficially own in excess of 9.99% of our outstanding common stock.

We may prepay the notes in part or in full, subject to a prepayment premium of 8% in the first year, 6% in the second year and 3% in the third year. The prepayment premium does not apply if the prepayment is a result of the change of control. We have also covenanted and agreed that we will not issue any additional 11% secured debt.

The investors are entitled to registration rights on the common stock underlying the warrants issued at the closings. No registration rights apply to common stock underlying the interest accrual warrants. Had the required registration statement not been declared effective on or prior to the required effectiveness date, we would have paid the investors an amount as liquidated damages equal to 1 percent of the value of warrants with registration rights (measured at $4.00 per share) per month (pro-rated for any portion thereof) until such deficiency had been remedied.

In addition, on June 15, 2007, we entered into an amendment to our purchase agreement with Whitebox dated April 20, 2007, and an amendment to our warrant agreement with Whitebox dated April 20, 2007. Such amendments were designated to (1) clarify that the initial closing warrant had a cashless right as to any shares the SEC did not permit us to include in the resale registration statement,  (2) clarify that any reductions imposed by the SEC in the number of shares covered by the resale registration statement would have been made on a pro-rata basis, (3) include a 9.99% limitation on exercise in the initial closing warrant and the interest accrual warrants, and (4) clarify that the interest accrual warrants will have cashless exercise provisions.

At closing of our $4.5 million secured debt issuance on June 15, 2007, we received cash proceeds of $4,230,000 after payment of a 6 percent commission to our placement agent. We also agreed to pay certain additional expenses incurred by Whitebox and the placement agent associated with this transaction.

General

The transactions set forth herein were approved by a majority of our independent, disinterested directors who had access, at our expense, to our legal counsel or independent legal counsel. We believe that all such transactions were made on terms no less favorable to us than we could have obtained from unaffiliated third parties. In the future, all material affiliated transactions will be approved by a majority of our independent, disinterested directors who will have access, at our expense, to our legal counsel or independent legal counsel and will be on terms no less favorable to us than we could obtain from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that (i) one report on Form 4 setting forth the May 10, 2006 grant of a stock option for the purchase of 25,000 shares to Gary O. Tegan, our Vice President, Marketing, (ii) one report on Form 4 setting forth the September 30, 2006 disposition of 69,671 shares of common stock by MedCap Partners, LP, one of our principal shareholders, (iii) one report on Form 4 setting forth the December 7, 2006 sale of 11,000 shares of common stock by MedCap Partners, LP, one of our principal shareholders, and (iv) one report on Form 4 setting forth the December 29, 2006 disposition of 242,893 shares of common stock by MedCap Partners, LP, one of our principal shareholders, were not filed on a timely basis.

SHAREHOLDER PROPOSALS FOR
2008 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attn: Eric Podevels, Controller and Assistant Secretary, no later than May 14, 2008. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after July 28, 2008, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our bylaws provide that in order for a person nominated by a shareholder to be eligible for election as a director at any regular or special meeting of shareholders, a written request that his or her name be placed in nomination must be received from a shareholder of record by our corporate secretary not less than 60 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. A copy of our bylaws may be obtained by written request to MedicalCV, Inc., 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attn: Eric Podevels, Controller and Assistant Secretary. Please refer to “Our Board of Directors and Committees—Corporate Governance and Nominating Committee Procedures—Shareholder Nomination Procedures” for the information shareholders must submit in order to recommend a director candidate.

ANNUAL REPORT ON FORM 10-KSB

A copy of our annual report on Form 10-KSB for the fiscal year ended April 30, 2007, as filed with the SEC, including the financial statements and notes thereto, accompanies this notice of annual meeting, proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-KSB, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Eric Podevels, Controller and Assistant Secretary, at our principal address.

Sincerely,
MEDICALCV, INC.

Marc P. Flores
President and Chief Executive Officer
Inver Grove Heights, Minnesota
September 11, 2007

APPENDIX A

MEDICALCV, INC.
AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

(Effective August 16, 2007)

SECTION 1

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

1.1        Award.   The term “Award” shall mean any award or benefit granted in accordance with the terms of the Plan. Awards under the Plan may be in the form of (i) Stock Options; (ii) Restricted Stock; (iii) Performance Awards; (iv) Restricted Stock Units; and/or (v) Tax Offset Payments. The terms and conditions of the Award shall be set forth in an “Award Agreement.”

1.2        Board.   The term “Board” shall mean the Board of Directors of the Company.

1.3        Change in Control.   The term “Change in Control” shall mean:

(a)                        the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of Stock of the Company having the right under ordinary circumstances to vote at an election of the Board, if such person or group deemed a person prior to such acquisition was not a beneficial owner of at least five percent (5%) of such total combined voting power of the Company;

(b)                       the date of approval by the shareholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) shareholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such shareholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

(c)                        the sale of all or substantially all of the assets of the Company.

1.4        Code.   The term “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

1.5        Committee.   The term “Committee” shall mean a committee described in Section 10.

1.6        Company.   The term “Company” shall mean MedicalCV, Inc. and any Related Company.

1.7        Covered Employee.   The term “Covered Employee” means a Participant who is a Covered Employee as specified in Section 8.16.

1.8        Covered Shares.   The term “Covered Shares” shall mean the number of shares of Stock that a Participant may purchase pursuant to an Option.

1.9        Director.   The term “Director” shall mean a member of the Company’s Board.

1.10     Employment.   “Employment” means service by a Participant as an employee, director or independent contractor.

1.11     Exchange Act.   The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.12     Exercise Price.   The term “Exercise Price” shall mean the Exercise Price of each Option granted under Section 4 established by the Committee and determined by any reasonable method established by the Committee at the time the Option is granted. Options granted pursuant to Section 4 of the Plan shall not have an Exercise Price of less than 100% of the Fair Market Value of the Company’s Stock on the date the Option is granted.

1.13     Fair Market Value.   The term “Fair Market Value” of a share of Stock on a given date shall mean the closing price of the share of Stock as reported on the Nasdaq Stock Market on such date, if the share of Stock is then quoted on the Nasdaq Stock Market or, if the market is closed or the Stock does not trade on that date, the closing price of the share of Stock on the previous trading day. If the Stock is not listed on the Nasdaq Stock Market, Fair Market Value shall mean the closing price of the share of Stock as reported on the Over The Counter Bulletin Board on such date, if the share of Stock is then quoted on the OTC Bulletin Board or, if the market is closed or the Stock does not trade on that date, the closing price of the share of Stock on the previous trading day. If the Stock is not quoted on the OTC Bulletin Board, Fair Market Value shall be determined in good faith by the Board or Committee in accordance with applicable laws.

1.14     Incentive Stock Option.   The term “Incentive Stock Option” or “ISO” shall mean an Option that is intended to satisfy the requirements of Section 422(b) of the Code.

1.15     Non-Employee Director.   The term “Non-Employee Director” shall mean a “non-employee director” as defined in Rule 16b-3(b)(3)(i) of the Exchange Act.

1.16     Non-Qualified Stock Option.   The term “Non-Qualified Stock Option” or “NSO” shall mean an Option that is not intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Section 422(b) of the Code. NSO grants may be awarded to any Participant.

1.17     Option.   The term “Option” or “Stock Option” shall mean an ISO or NSO granted pursuant to the Plan. The grant of an Option entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee.

1.18     Participant.   The term “Participant” shall mean (a) any common law employee, prospective employee, or officer of the Company, (b) employee and non-employee members of the Company’s Board, (c) consultants and advisors to the Company, and (d) employees of any Related Company or business partner of the Company. All Participants must be natural persons who provide bona fide services to the Company or a Related Company. In addition, the services provided to the Company or Related Company must not be in connection with an offer or sale of securities in a capital raising transaction and must not directly or indirectly promote or maintain a market for the Company’s Stock. An Award may be granted to a Participant prior to the date the Participant performs services for the Company or Related Company, provided that such Award shall not become vested prior to the date the Participant first performs such services.

1.19     Performance Award.   The term “Performance Award” shall mean an award based upon the achievement of performance goals, as contemplated by Section 5.

1.20     Plan.   The term “Plan” shall mean this Amended and Restated 2001 Equity Incentive Plan.

1.21     Related Company.   The term “Related Company” shall mean any corporation other than the Company and any partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest. A Related Company includes a subsidiary of the Company and an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

1.22     Restricted Stock.   The term “Restricted Stock” means a share of Common Stock granted to a Participant under Section 6 of the Plan. Restricted Stock Awards entitle the Participant to receive shares of common stock which have certain restrictions that lapse upon satisfaction of conditions imposed by the Committee at the time of Award.

1.23     Restricted Stock Unit.   The term “Restricted Stock Unit” shall mean any award of the right to receive Restricted Stock or a cash payment equal to the Fair Market Value of such Company Stock upon the occurrence of some future event, such as the termination of employment, under the terms set forth in an Award.

1.24     Stock.   The term “stock” shall mean shares of common stock, $0.01 par value, of the Company.

1.25     Stock Option Agreement.   The term “Stock Option Agreement” or “Agreement” shall mean any written agreement evidencing the terms and conditions of an ISO or NSO granted under the Plan. The Agreement shall be subject to the terms and conditions of the Plan.

SECTION 2

PURPOSE

The Plan has been established by the Company to (i) attract and retain individuals eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and any Related Company, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

SECTION 3

PARTICIPATION

Subject to the terms and conditions of the Plan, the Committee may determine and designate, from time to time, Participants who will be granted one or more Awards under the Plan. In its sole discretion and without shareholder approval, the Committee may grant to a Participant any Award or Awards permitted under the provisions of the Plan. Awards may be granted as alternatives to or replacement of Awards outstanding under the Plan, or any other plan or arrangement of the Company or Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company). Only employees are eligible to be granted Incentive Stock Options.

SECTION 4

STOCK OPTIONS

4.1        General.   The grant of an Option entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option awarded to Participants under this Section 4 may be either NSOs or ISOs, as determined in the discretion of the Committee. To the extent that any Stock Option does not qualify as an ISO, it shall constitute an NSO.

4.2        Option Awards.   Subject to the following provisions, Options awarded under the Plan shall be in such form and shall have such terms as the Committee may determine and specify in a Stock Option Agreement entered into between the Participant and the Company.

(a)                        Exercise of an Option.   An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event shall any fraction of a share of Stock be issued upon the exercise of an Option. An Option must be exercised for at least 100 shares of Stock, or such lesser number of shares of Stock if the remaining portion of an Option is for fewer than 100 shares of Stock.

(b)                       Exercise Price.   The Exercise Price of an Option granted under this Section 4 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of the Company’s Stock on the date of grant.

(c)                        Payment of Option Exercise Price.   The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

(i)                          Subject to the following provisions of this Subsection 4.2(c), the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise or such other time as approved by the Committee.

(ii)                      Payment of the Exercise Price shall be made in such manner as the Committee may provide in the Award, which may include cash (including cash equivalents), tendering of shares of Stock acceptable to the Committee and either already owned by the Participant or subject to Awards hereunder, and any other manner permitted by law and approved by the Committee, or any combination of the foregoing. If the Company determines that a Stock Option may be exercised using shares of Restricted Stock or Restricted Stock Units, then unless the Committee provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock or Restricted Stock Units shall be restricted in accordance with the original terms of the Restricted Stock Award. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(d)                       Settlement of Option.   Shares of Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee, in its discretion, may establish in addition to such conditions, restrictions, and contingencies set forth in the Agreement.

(e)                        Vesting.   Participants shall vest in all Options in accordance with the terms and conditions of the Agreement entered into by and between the Participant and the Company. The total number of shares of Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.

(f)                          Option Term.   The term of each Option shall be fixed by the Committee. In the event that the Plan is terminated pursuant to terms and conditions of Section 11, the Plan shall remain in effect as long as any Awards under it are outstanding.

(g)                        Termination of Employment.   Following the termination of Participant’s employment with the Company or a Related Company, the Option shall be exercisable to the extent determined by the Committee and specified in the Award Agreement. The Committee may provide different post-termination exercise provisions with respect to termination of employment for different reasons.

(h)                       Incentive Stock Options.   ISO grants may only be awarded to employees of the Company, a “parent corporation,” or a “subsidiary corporation” as those terms are defined in Sections 424(e) and 424(f) of the Code. In order for an employee to be eligible to receive an ISO grant, the employee must be employed by the Company, parent corporation, or subsidiary corporation during the period beginning on the date the Option is granted and ending on the day three months prior to the date such Option is exercised. Notwithstanding the provisions of Section 4.2, no ISO shall (i) have an Exercise Price which is less than 100% of the Fair Market Value of the Stock on the date of the ISO Award, (ii) be exercisable more than ten (10) years after the ISO is awarded, or (iii) be awarded more than ten (10) years after the Effective Date of this Plan. No ISO awarded to an employee who owns more than 10% of the total combined voting power of all classes of Stock of the Company, its “parent corporation” or any “subsidiary corporation” shall (i) have an Exercise Price of less than 110% of the Fair Market Value of the Stock on the date of the ISO Award or (ii) be exercisable more than five (5) years after the date of the ISO Award. Notwithstanding Section 8.7, no ISO shall be transferable other than by will and the laws of descent and distribution. To the extent that the aggregate Fair Market Value (determined at the time of grant) of shares of Stock with respect to ISOs are exercisable for the first time by the employee during any calendar year, in combination with shares first exercisable under all other plans of the Company and any Related Company, exceeds $100,000, such Options shall be treated as NSOs.

(i)                          Early Exercise.   The Option may, but need not, include a provision whereby the Participant may elect at any time prior to his or her termination of employment with the Company to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased may be subject to a repurchase Option in favor of the Company or to any other restrictions the Committee determines to be appropriate.

SECTION 5

PERFORMANCE AWARDS AND PERFORMANCE SHARES

5.1        Performance Awards.   The Committee shall have the right to designate Awards of Options and Performance Shares as “Performance Awards.” The grant or vesting of a Performance Award shall be subject to the achievement of performance goals established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis or to a business unit, as specified by the Committee in an Award Agreement, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before interest expenses and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added. The terms and conditions of a Performance Award shall be set forth in an Award Agreement entered into between the Company and the Participant.

5.2        Grant of Performance Shares.   After selecting Participants who will receive Awards of Performance Shares for a given performance period, the Committee shall inform each such Participant of the Award to be granted to the Participant at the completion of the performance period, and the applicable terms and condition of the Award. The Committee shall cause to be issued to each Participant a grant letter specifying the number of Performance Shares under his or her Award and the number of

Performance Shares which may be awarded subject to the terms and conditions of such grant letter and the Plan.

(a)                        The Committee shall establish the performance goals for each performance period. The Committee shall also establish a schedule for such performance period setting forth the percentage of the Performance Share Award which will be earned, based on the extent to which the performance goals for such performance period are actually achieved, the date on which Performance Shares awarded hereunder shall vest, or the date on which such Performance Shares shall be forfeited (in whole or in part) by the Participant for failure to meet the performance goals, as specified by the Committee.

(b)                       As promptly as practical after each performance period, the Committee shall determine whether, or the extent to which, the performance goals have been achieved. Based on such determination, the Participant shall be deemed to have earned the Performance Shares awarded to him, or a percentage thereof as provided in any schedule established by the Committee. In addition, the Committee may, from time to time during a performance period and consistent with the terms and conditions of applicable Awards and performance goals, determine that all or a portion of the Performance Shares awarded to one or more Participants have been earned. As soon as administratively feasible following the satisfaction of the performance goals, the Committee shall certify that the performance goals have been met.

(c)                        If during the course of a performance period, there should occur, in the opinion of the Committee, significant changes in economic conditions or in the nature of the operations of the Company, or any other pertinent changes which the Committee did not foresee or accurately predict the extent of in establishing the performance goals for such performance period and which, in the Committee’s sole judgment, have, or are expected to have, a substantial effect on the performance of the Company during the performance period, the Committee may make such adjustment to the performance goals or measurements of such performance goals as the Committee, in its sole judgment, may deem appropriate, but only as permitted under Code Section 162(m) and regulations thereunder.

5.3        Termination of Employment.   In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Performance Share Awards for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from Performance Shares held by the Company a pro rata number of shares with respect to that Performance Share Award, or such other portion of the Award, if any, as the Committee shall determine. In the event of termination of employment due to resignation or discharge, the Award will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Shares, subject to the discretion of the Committee to release restrictions on all or any part of an Award.

SECTION 6

RESTRICTED STOCK OR RESTRICTED STOCK UNITS

Subject to the following provisions, the Committee may grant Awards of Restricted Stock or Restricted Stock Units to a Participant in such form and on such terms and conditions as the Committee may determine and specify in a Restricted Stock or Restricted Stock Unit Award Agreement entered into between the Company and the Participant:

(a)                        The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the Participant and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. In the case of Restricted Stock Units, no shares of Stock shall be issued when the Award is granted, but rather upon the lapse of restrictions and the lapse of the restriction period, shares of Stock or other cash or property shall be issued to the Participant holding the Restricted Stock Units. The grant and/or the vesting of Restricted Stock or Restricted Stock Units may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine.

(b)                       Stock certificates representing the Restricted Stock awarded to a Participant shall be registered in the Participant’s name, but the Committee may direct that such certificates be held by the Company or its designee on behalf of the Participant. Except as may be permitted by the Committee, no share of Restricted Stock or Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered by a Participant until such share has vested in accordance with the terms of the Restricted Stock or Restricted Stock Unit Award. At the time the Restricted Stock or Restricted Stock Unit vests, a certificate for such vested shares shall be delivered to the Participant (or his or her designated beneficiary in the event of death), free from the restrictions imposed thereon except that any restrictions under federal or state securities laws shall continue to apply.

(c)                        The Committee may provide that the Participant shall have the right to vote or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(d)                       Except as may be provided by the Committee, in the event of a Participant’s termination of employment or relationship with the Company prior to all of his or her Restricted Stock or Restricted Stock Units becoming vested, or in the event any conditions to the vesting of Restricted Stock or Restricted Stock Units have not been satisfied prior to any deadline for the satisfaction of such conditions as set forth in the Restricted Stock or Restricted Stock Unit Award Agreement, the shares of Restricted Stock or Restricted Stock Units which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the Participant be returned to the Participant or (ii) a cash payment equal to the Restricted Stock’s or Restricted Stock Unit’s Fair Market Value on the date of forfeiture, if lower, be paid to the Participant.

(e)                        The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Participant’s Restricted Stock or Restricted Stock Units.

SECTION 7

TAX OFFSET PAYMENTS

The Committee may provide for a Tax Offset Payment to be made by the Company to a Participant with respect to one or more Awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable Award, assuming that the Participant is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash. No Participant shall be granted a Tax Offset Payment in any fiscal year with respect to more than the number of shares of Stock covered by Awards granted to such Participant in such fiscal year. The terms and conditions of a Tax Offset Payment Award shall be set forth in an Award Agreement entered into between the Company and the Participant.

SECTION 8

OPERATION AND ADMINISTRATION

8.1        General.   The operation and administration of this Plan, including any Awards granted under this Plan, shall be subject to the provisions of Section 8.

8.2        Effective Date.   The Plan, as initially adopted, became effective as of June 28, 2001 (the “Effective Date”) and the Plan, as amended and restated, shall be effective subject to approval by the shareholders of the Company. The term of the Plan shall be limited in duration to ten (10) years from the earlier of (a) the Effective Date or (b) the date the Plan is approved by the Company’s shareholders.

8.3        Shares Subject to Plan.   The shares of Stock for which Awards may be granted under this Plan shall be subject to the following:

(a)                        Subject to adjustment pursuant to the provisions of Section 8.3(c), the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 1,400,000 shares. The shares of Stock may be authorized, but unissued, or reacquired Stock.

(b)                       To the extent an Award terminates without having been exercised, or shares awarded are forfeited, such shares shall again be available for issuance under the Plan. Shares of Stock surrendered in payment of the Exercise Price and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the maximum aggregate number of shares authorized to be issued pursuant to this Plan, and shall again be available for issuance pursuant to the terms of the Plan.

(c)                        In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 8.3(d), (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the Exercise Price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury

Regulations 1.162-27(e)(4)(vi), under the performance goals relating to Options granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)                       Subject to adjustment as provided under Section 8.3(c), (i) the maximum number of shares of Common Stock with respect to which stock Options may be granted during a calendar year to any Participant under the Plan shall be 100,000 shares, and (ii) with respect to Performance Shares, Restricted Stock and Restricted Stock Units intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the maximum number of shares of common stock subject to such Awards granted during a calendar year to any Participant under the Plan shall be the equivalent of 10,000 shares.

8.4        Securities Laws Restrictions.   Issuance of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)                        If at any time the Committee determines that the issuance of Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, the right to exercise any Stock Option or receive any Restricted Stock or Restricted Stock Units shall be suspended until the Committee determines that such issuance is lawful. The Company shall have no obligation to effect any registration of qualification of the Stock under federal or state laws.

(b)                       Any person exercising a Stock Option or receiving Restricted Stock or Restricted Stock Units shall make such representations (including representations to the effect that such person will not dispose of the Stock so acquired in violation of federal and state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Stock in compliance with applicable federal and state securities laws. The Committee may refuse to permit the exercise of a Stock Option or issuance of Restricted Stock or Restricted Stock Units until such representations and information have been provided.

(c)                        The Company may place an appropriate legend evidencing any transfer restrictions on all shares of Stock issued under the Plan and may issue stop transfer instructions in respect thereof.

(d)                       To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

8.5        Tax Matters.

(a)                        Withholding.   The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

(b)                       Required Consent to and Notification of Code Section 83(b) Election.   No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(c)                        Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).   If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

8.6        Payments.   Awards may be settled in any of the methods described in Section 4.2(c). Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

8.7        Transferability.   Except as otherwise provided by the Committee, Awards under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent and distribution. If the Committee makes an Award transferable, the Award Agreement shall set forth such additional terms and conditions regarding transferability as the Committee deems appropriate.

8.8        Form and Time of Elections.   Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

8.9        Agreement With Company.   Any Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award shall be reflected in an Award Agreement. A copy of the Award Agreement shall be provided to the Participant, and the Committee may, but need not require, the Participant to sign the Award Agreement.

8.10     Limitation of Implied Rights.

(a)                        Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Related Company shall be sufficient to pay any benefits to any Participant.

(b)                       This Plan does not constitute a contract of employment, and selection as a Participant will not give the Participant the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any future grants or to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon a Participant any rights of a shareholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.

8.11     Termination for Cause.   If the employment of a Participant is terminated by the Company or a Related Company for “cause,” then the Committee shall have the right to cancel any Awards granted to the Participant under the Plan. “Cause” shall be an event constituting cause under any written employment agreement between the Participant and the Company, or in absence of such an agreement, the term “cause” shall mean (1) the Participant’s violation of any provision of any non-competition agreement or confidentiality agreement with the Company; (2) an illegal or negligent action by the Participant that materially and adversely affects the Company; (3) the Participant’s failure or refusal to perform his/her duties (except when prevented by reason of illness or disability); or (4) conviction of the Participant of a felony involving moral turpitude.

8.12     Evidence.   Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

8.13     Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlement.   Unless otherwise determined by the Committee, each Award granted hereunder, other than Awards granted to non-employee directors, shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in this Section 8.13 occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(a)                        The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled, will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(b)                       The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the Exercise Price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

(c)                        The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

8.14     Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

8.15     The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 8.15 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

8.16     It is the intent of the Company that Options and Performance Shares granted to Covered Employees and other Awards designated as Performance Awards to Covered Employees subject to Section 5 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 5 shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

8.17     No Repricing Without Shareholder Approval.   Except as provided in Section 8.3(c) hereof relating to certain anti-dilution adjustments, unless the approval of shareholders of the Company is obtained, Awards of Options shall not be amended to lower their Exercise Prices, and such awards may not be exchanged for other Options with lower Exercise Prices.

SECTION 9

CHANGE IN CONTROL

9.1        Impact of Event.   Unless the Board or Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change in Control, this Section 9.1 shall govern the treatment of any Option or Restricted Stock or Restricted Stock Units, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage or time. In the case of an Award subject to this Section 9.1 that the acquiring or surviving company in the Change in Control assumes upon and maintains following the Change in Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change in Control), if there occurs an involuntary termination without cause of the Participant holding such Award (excluding voluntary resignation, death, disability or retirement) within three months prior to or eighteen months following the Change in Control such Award shall be treated as provided in clause (a) or (b) of this Section 9.1, as applicable. In the case of an Award subject to this Section 9.1 that the acquiring or surviving company in the Change in Control does not assume upon the Change in Control, immediately prior to the Change in Control such Award shall be treated as provided in clause (a) or (b) of this Section 9.1 as applicable. The treatment provided for under this Section 9.1 is as follows:

(a)                        in the case of an Option, the Participant shall have the ability to exercise such Option, including any portion of the Option not previously exercisable, until the earlier of the expiration of the Option under its original term following such date of termination of employment; and

(b)                       in the case of Restricted Stock or Restricted Stock Units, the Award shall become fully vested and shall be settled in full. The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change in Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

9.2        Effect of Change in Control Upon Performance-based Awards.   Unless the Committee specifies otherwise in the terms of an Award prior to a Change in Control, this Section 9.2 shall control the treatment of any Restricted Stock or Restricted Stock Units if at the time of the Change in Control the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on performance criteria and level of achievement versus such criteria. In the case of an Award subject to this Section 9.2 in which fifty percent (50%) or more of the performance period applicable to the Award has elapsed as of the date of the Change in Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change in Control, as determined by the Committee prior to the Change in Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change in Control. In the case of an Award subject to this Section 9.2 in which less than fifty percent (50%) of the performance period applicable to the Award has elapsed as of the date of the Change in Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change in Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change in Control. The Committee may determine either in advance or at the time of the Change in Control the treatment of the pro-rata portion of an

Award attributable to the portion of the performance period occurring after the date of the Change in Control.

Notwithstanding the foregoing, in no event shall the treatment specified in Sections 9.1 and 9.2 apply with respect to an Award prior to the earliest to occur of (A) the date such amounts would have been distributed in the absence of the Change in Control, (B) a Participant’s “separation from service” (as defined under Section 409A of the Code) with the Company (or six months thereafter for “specified employees”), (C) the Participant’s death or “disability” (as defined in Section 409A(a)(2)(C) of the Code), or (D) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code, if and to the extent that the Committee determines, in its sole discretion, that the effect of such treatment prior to the time specified in this Section 9.2(A), (B), (C) or (D) would be the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

SECTION 10

COMMITTEE

10.1     Administration.   The Plan shall be administered by the Compensation Committee of the Board or such other committee of Directors as the Board shall designate, which shall consist of not less than two Non-Employee Directors. The members of the Committee shall be Non-Employee Directors and shall serve at the pleasure of the Board. To the extent that the Board determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. To the extent that the Board determines it to be desirable to qualify Awards as exempt under Rule 16b-3, the Award transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3. All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. The Board may administer the Plan or exercise any or all of the administration duties of the Committee at any time when a Committee meeting the requirements of this Section has not been appointed, and the Board may exempt Awards pursuant to Rule 16b-3(d)(1) of the Exchange Act.

10.2     Powers of Committee.   The Committee shall have the following authority with respect to Awards under the Plan: to grant Awards; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

(a)                        to determine whether and to what extent any Award or combination of Awards will be granted hereunder;

(b)                       to select the Participants to whom Awards will be granted;

(c)                        to determine the number of shares of Stock to be covered by each Award granted hereunder subject to the limitations contained herein;

(d)                       to determine the terms and conditions of any Award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives and such other factors as the Committee may establish, and to determine whether the performance objectives and other terms and conditions of the Award are satisfied;

(e)                        to determine the treatment of Awards upon the Participant’s retirement, disability, death, termination for cause or other termination of employment or service;

(f)                          to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an Award (i) will be paid to the Participant currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the Participant or that the Participant has no rights with respect to such dividends;

(g)                        to amend the terms of any Award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the Participant without his or her written consent; and

(h)                       to substitute new Stock Options for previously granted Stock Options, or for Options granted under other plans or agreements, in each case including previously granted Options having higher Option prices.

Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among Participants who receive Awards under the Plan, whether or not such Participants are similarly situated. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding any provisions in an Award Agreement stating the time at which the Award may first be exercised or the time during which the Award will vest.

10.3     Delegation by Committee.   Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

10.4     Information to be Furnished to Committee.   The Company and any Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Related Company as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

10.5     Non-Liability of Board and Committee.   No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

SECTION 11

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments made pursuant to Subsection 8.3(c) shall not be subject to the foregoing limitations of this Section 11. An amendment shall be subject to approval by the Company’s shareholders only to the extent required by applicable laws, regulations or rules of a stock exchange or similar entity.

SECTION 12

GENERAL PROVISIONS

12.1     Award Agreements.   No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement has been duly executed on behalf of the Company and the Participant.

12.2     No Limit on Other Compensation Arrangements.   Nothing contained in the Plan shall prevent the Company or any Related Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

12.3     Headings.   The headings of the sections and subsections of this Plan are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof.

12.4     Beneficiaries.   A Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan may be paid or transferred in case of death. Each designation will revoke all prior designations, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits outstanding at the Participant’s death shall be paid or transferred to his or her estate. There shall be no third party beneficiaries of or to this Plan. Any beneficiary of the Participant shall have only a claim to such benefits as may be determined to be payable hereunder, if any, and shall not, under any circumstances other than the right to claim such benefits, be deemed a third party beneficiary of or to this Plan.

12.5     Repurchase Option.   The terms of any repurchase Option shall be specified in the Award Agreement.

12.6     Governing Law.   The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any jurisdiction.

12.7     Severability; Entire Agreement.   If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

12.8     Plan Effective Date and Termination.   The Plan, as amended and restated, shall become effective if, and at such time as, the shareholders of the Company have approved it in accordance with applicable law and stock exchange requirements. Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan shall terminate on June 28, 2011, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

APPENDIX B

MEDICALCV, INC.
AMENDED AND RESTATED 2005 DIRECTOR STOCK OPTION PLAN

(Effective August 16, 2007)

SECTION 1

PURPOSE

The purpose of the MedicalCV, Inc. Amended and Restated 2005 Director Stock Option Plan (“the Plan”) is to secure for MedicalCV, Inc. (“the Company”) and its shareholders the benefits of the incentive inherent in increased ownership of the Company’s common stock (“Common Stock”) by the members of the Board of Directors (“the Board”) of the Company who are Eligible Directors as defined in the Plan.

SECTION 2

ADMINISTRATION

The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of a stock option made under the Plan (“Option”). The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member’s own willful misconduct or as expressly provided by statute.

SECTION 3

AMOUNT OF STOCK

The stock which may be issued and sold under the Plan will be the Common Stock (par value $.01 per share) of the Company, of a total number not exceeding 300,000 shares, subject to adjustment as provided in Section 6 below. In the event that Options granted under the Plan shall terminate or expire without being exercised in whole or in part, such shares shall again be available for issuance under the Plan.

SECTION 4

ELIGIBLE DIRECTORS

The members of the Board who are eligible to participate in the Plan are persons who serve as directors of the Company on or after the effective date of the Plan and who are not current employees of the Company or any affiliate or subsidiary of the Company.

SECTION 5

TERMS AND CONDITIONS OF OPTIONS

Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

(a)                        The Option exercise price shall be the fair market value of the Common Stock shares subject to such Option on the date the Option is granted. The fair market value of the Common Stock shall be determined as follows:

(i)                          if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the fair market value on any given day shall be the closing price of a Common Stock share on such day or, if such exchange is closed on that date, on the last preceding date on which such exchange was open for trading;

(ii)                      if the Common Stock is not listed on a national securities exchange and is not admitted to unlisted trading privileges on any such exchange, the fair market value on any given day shall be the closing price of a Common Stock share on the Nasdaq Global Market on such day or, if the Nasdaq Global Market is closed on that date, on the last preceding date on which the Nasdaq Global Market was open for trading;

(iii)                  if the Common Stock is not listed on a national securities exchange, is not admitted to unlisted trading privileges on any such exchange, and is not included in the Nasdaq Global Market, the fair market value on any given day shall be the closing price on such day, as reported on the Nasdaq Capital Market, and if not reported on the Nasdaq Capital Market, then as reported by the OTC Bulletin Board, National Quotation Bureau, Inc. or such other publicly available compilation of closing prices of the Common Stock in any over-the-counter market on which the Common Stock is traded; or

(iv)                    if there exists no public trading market for the Common Stock, the fair market value on any given day shall be an amount determined by the Board in such manner as it may reasonably determine in its discretion, provided that such amount shall not be less than the book value per share as reasonably determined by the Board as of the date of determination nor less than the par value of the Stock.

(b)                       Each year, as of the date of the annual meeting of shareholders of the Company, commencing with the 2007 annual meeting of the shareholders of the Company, each Eligible Director who has been elected or reelected or who is continuing as a member of the Board as of the adjournment of the annual meeting, shall automatically receive an Option award in the amount of 10,000 shares (the “Annual Grant”). In addition, each Eligible Director who is elected to the Board other than at an annual meeting of shareholders of the Company shall automatically receive an Option award in the amount of 10,000 shares (the “Initial Award”). ^ The date of an Initial Award shall be the date of election of such person to the Board. The number of shares of any Option award (Annual Grant or Initial Grant) shall be subject to adjustment as provided in Section 6.

(c)                        No Option granted under the Plan shall be transferable by the optionee other than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the optionee’s lifetime, only by the optionee. Notwithstanding the foregoing, the Board may set forth in a stock option agreement, at the time of grant or thereafter, that Options may be transferred to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family means the optionee’s spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of Options made under this provision will not be effective until notice of such transfer is delivered to the Company.

(d)                       No Option or any part of an Option shall be exercisable:

(i)                          except as provided in Section 6(b), before the Eligible Director has served one term-year as a member of the Board since the date the Option was granted (as used herein, the term “term-year” means that period from one Annual Meeting to the subsequent Annual Meeting),

(ii)                      after the expiration of ten years from the date the Option was granted, or after the expiration of one year following the date on which the Eligible Director to whom the Option was granted ceased to be an Eligible Director for any reason.

(iii)                  unless written notice of the exercise is delivered to the Company specifying the number of shares to be purchased and payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise, such payment shall be made:

(A)                    in United States dollars by certified check, or bank draft, or

(B)                     by tendering to the Company Common Stock shares owned by the person exercising the Option and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be the average of the high and low sales prices of a Common Stock share on the date of exercise, or

(C)                     by a combination of United States dollars and Common Stock shares as aforesaid, and

(iv)                    unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, an Eligible Director of the Company, except that if such person shall cease to be such an Eligible Director, for any reason, while holding an Option that has not expired and has not been fully exercised, such person, or in the case of death, the executors, administrators, legatees or distributees, as the case may be, at any time within one year after the date such person ceases to be such an Eligible Director (but in no event after the Option has expired under the provisions of Section 5(d)(ii) above), may exercise the Option with respect to any Common Stock shares as to which such person has not exercised the Option on the date the person ceased to be such an Eligible Director.

In the event any Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee’s estate or the proper legatees or distributees thereof.

(e)                        Subject to Section 5(d) above, an Option shall become exercisable in full beginning on the earlier of (a) the first anniversary date of the grant of the Option or (b) the completion of one term-year following the grant of the Option.

(f)                          Notwithstanding anything to the contrary herein, if an Option has been transferred in accordance with Section 5(c), the Option shall be exercisable solely by the transferee. The Option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the optionee or optionee’s estate would have been entitled to exercise it if the optionee had not transferred the Option. In the event of the death of the transferee prior to the expiration of the right to exercise the Option, the Option shall be exercisable by the executors, administrators, legatees and distributees of the transferee’s estate, as the case may be, for a period of one year following the date of the transferee’s death but in no event be exercisable after the expiration of the Option period set forth in the Stock Option Agreement. The Option shall be subject to such other rules or terms as the Board shall determine.

SECTION 6

ADJUSTMENT UPON CERTAIN EVENTS

(a)                        In the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares, rights offering to purchase stock at a price substantially below market value, or the like, the aggregate number and kind of shares available under the Plan, and the number, kind and price of shares subject to outstanding Options, shall be appropriately adjusted by the Board, whose determination shall be conclusive.

(b)                       Upon the occurrence of a Change of Control, (i) all outstanding Options granted pursuant to the Plan, to the extent not theretofore exercised or canceled, shall become exercisable in full for the remainder of the applicable term of such Options, and (ii) all restrictions applicable to all outstanding Options granted pursuant to the Plan shall be deemed to have been satisfied and such Options shall immediately vest in full.

(c)                        Except as otherwise provided in a Stock Option Agreement, upon the occurrence of a Change of Control (as defined in Section 6(d)), the Board may, in its sole discretion, provide for (i) the payment of a cash amount in exchange for the cancellation of an Option which may equal the excess, if any, of the fair market value of the shares subject to such Option, as defined in Section 5(a), over the aggregate exercise price of such Options or (ii) the issuance of substitute Option awards that will substantially preserve the value, rights and benefits of any affected Options previously granted hereunder.

(d)                       “Change of Control” means any one of the following:

(i)                          the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of Stock of the Company having the right under ordinary circumstances to vote at an election of the Board, if such person or group deemed a person prior to such acquisition was not a beneficial owner of at least five percent (5%) of such total combined voting power of the Company;

(ii)                      the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) shareholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such shareholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation;

(iii)                  the sale of all or substantially all of the assets of the Company; or

(iv)                    a determination by the Board of Directors of the Company, in its sole and absolute discretion, that there has been a change in control of the Company.

SECTION 7

MISCELLANEOUS PROVISIONS

(a)                        Except as expressly provided for in the Plan, no Eligible Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Director any right to be retained in the service of the Company.

(b)                       Except as provided for under Section 5(c), an optionee’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an optionee’s death, by will or the laws of descent and distribution), including, but not by way of limitations, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant. Any Options held by such assignee or transferee shall be subject to the terms of this Plan and the agreement pursuant to which such Options were granted.

(c)                        No Common Stock shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws and regulations.

(d)                       It shall be a condition to the obligation of the Company to issue Common Stock shares upon exercise of an Option, that the optionee (or any beneficiary or person entitled to act under Section 5(d)(iv) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability or obligation of the Company to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Stock shares.

(e)                        The expenses of the Plan shall be borne by the Company.

(f)                          The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any Option under the Plan and issuance of shares upon exercise of Options shall be subordinate to the claims of the Company’s general creditors.

(g)                        By accepting any Option or other benefit under the Plan, each optionee and each person claiming under or through such person shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

SECTION 8

AMENDMENT

The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations provided, however, that except as provided in Section 6 above, the Board may not, without further approval by the shareholders of the Company in accordance with Section 10 below, increase the maximum number of shares of Common Stock as to which Options may be granted under the Plan, increase the number of shares subject to an Option, reduce the minimum Option exercise price described in Section 5(a) above, extend the period during which Options may be granted or exercised under the Plan or change the class of persons eligible to receive Options under the Plan. No amendment of the Plan shall materially and adversely affect any right of any optionee with respect to any Option theretofore granted without such optionee’s written consent.

SECTION 9

TERMINATION

This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)                        upon the adoption of a resolution of the Board terminating the Plan; or

(b)                       at earlier of (i) 11:59 p.m. Minneapolis, Minnesota time, on the date of the tenth annual meeting of shareholders of the Company held after 2005, or (ii) on August 2, 2015.

SECTION 10

EFFECTIVE DATE OF PLAN

The Plan shall become effective as of August 3, 2005, or such later date as the Board may determine, provided that the Company’s shareholders shall have adopted the Plan at the Company’s 2005 annual meeting of shareholders.

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	MedicalCV, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

The undersigned shareholder of MedicalCV, Inc., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated September 11, 2007, and hereby appoints Marc P. Flores and Eric Podevels, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of MedicalCV, Inc. to be held at the Radisson Hotel, 35 South Seventh Street, Minneapolis, Minnesota, on October 11, 2007, at 3:30 p.m. central time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of MedicalCV, Inc. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

				With-	For All
			For	hold	Except
1.	To elect eight directors for the ensuing year and until their successors shall be elected and duly qualified.		☐	☐	☐

	01	Susan L. Critzer
	02	Marc P. Flores
	03	David A. Chazanovitz
	04	Richard J. Faleschini
	05	Larry G. Haimovitch
	06	David B. Kaysen
	07	Paul K. Miller
	08	J. Robert Paulson, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s number in the space provided below.

		For	Against	Abstain
2.	To approve the amendment of our Restated Articles of Incorporation.	☐	☐	☐

3.	To approve the amendment to our Amended and Restated 2001 Equity Incentive Plan.	☐	☐	☐

4.	To approve the amendment to our 2005 Director Stock Option Plan.	☐	☐	☐

5.	To ratify the appointment of Lurie Besikof Lapidus & Company, LLP as our independent auditors for the fiscal year ending April 30, 2008.	☐	☐	☐

6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

Detach above card, mark, sign, date and mail in postage paid envelope provided.

MEDICALCV, INC.
9725 South Robert Trail
Inver Grove Heights, Minnesota  55077

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee, or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.